                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

                                      AMONG

                           K-TRON INTERNATIONAL, INC.,
                             K-TRON INVESTMENT CO.,
                           K-TRON TECHNOLOGIES, INC.,
                              K-TRON AMERICA, INC.,
                         GUNDLACH EQUIPMENT CORPORATION,
                        PENNSYLVANIA CRUSHER CORPORATION,

                                       AND

                     JEFFREY SPECIALTY EQUIPMENT CORPORATION

                                  AS BORROWERS

                                       AND

                           THE FINANCIAL INSTITUTIONS
                       REFERRED TO ON THE SIGNATURE PAGES,

                                   AS LENDERS

                                       AND

                         CITIZENS BANK OF PENNSYLVANIA,
                      INDIVIDUALLY AS A LENDER AND AS AGENT

                         DATED AS OF: SEPTEMBER 29, 2006

                                Table of Contents

                                                                            Page
                                                                            ----
1. DEFINITIONS AND CONSTRUCTION..........................................     1
   1.1   Definitions.....................................................     1
   1.2   Accounting Terms................................................    13
   1.3   Construction....................................................    13
   1.4   Schedules and Exhibits..........................................    13

2. REVOLVING CREDIT FACILITY.............................................    13
   2.1   The Revolving Credit Facility...................................    14
   2.2   Use of Proceeds.................................................    14

3. LETTERS OF CREDIT.....................................................    14
   3.1   Issuance........................................................    14
   3.2   Request for Letter of Credit....................................    14
   3.3   Description of Letters of Credit................................    14
   3.4   Reduction of Availability.......................................    14
   3.5   Indemnification.................................................    14
   3.6   Disbursements...................................................    15
   3.7   Reimbursement Obligations.......................................    15
   3.8   Lender's Reimbursement Obligations..............................    15
   3.9   Cash Collateral.................................................    16
   3.10  Waiver of Liability.............................................    16

4. INTEREST, FEES AND CHARGES............................................    17
   4.1   Interest........................................................    17
   4.2   Closing Fee.....................................................    18
   4.3   Letter of Credit Fees...........................................    18
   4.4   Unused Commitment Fee...........................................    18
   4.5   Agency Fee......................................................    19

5. LOAN ADMINISTRATION...................................................    19
   5.1   Manner of Borrowing.............................................    19
   5.2   Disbursement....................................................    22
   5.3   Authorization...................................................    23
   5.4   LIBOR Rate Loans................................................    23
   5.5   Conversion of Prime Rate Loans..................................    23
   5.6   Continuation of LIBOR Rate Loans................................    23
   5.7   Prepayment......................................................    24
   5.8   Indemnification.................................................    24
   5.9   Inability to Make LIBOR Rate Loans..............................    24
   5.10  Basis For Determining Interest Rate Inadequate or Unfair........    25
   5.11  Capital Adequacy................................................    25
   5.12  Increased Costs.................................................    26

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
6. PAYMENTS..............................................................    27
   6.1   Interest Payments...............................................    27
   6.2   Principal Payments..............................................    27
   6.3   Payment Method..................................................    27
   6.4   Maintenance of Loan Accounts; Statements of Obligations.........    28

7. COLLECTION OF RECEIVABLES.............................................    28
   7.1   General.........................................................    28
   7.2   Remittance of Items; Endorsements...............................    28

8. REPRESENTATIONS AND WARRANTIES........................................    28
   8.1   Valid Organization, Good Standing and Qualification.............    29
   8.2   Licenses........................................................    29
   8.3   Ownership Interests.............................................    29
   8.4   Subsidiaries....................................................    29
   8.5   Financial Statements............................................    30
   8.6   No Material Adverse Change in Financial Condition...............    30
   8.7   Pending Litigation or Proceedings...............................    30
   8.8   Due Authorization; No Legal Restrictions........................    30
   8.9   Enforceability..................................................    31
   8.10  No Default Under Other Obligations, Orders or Governmental
         Regulations.....................................................    31
   8.11  Governmental Consents...........................................    31
   8.12  Taxes...........................................................    31
   8.13  Names and Addresses.............................................    31
   8.14  Current Compliance..............................................    31
   8.15  Pension and Benefit Plans.......................................    31
   8.16  Leases and Contracts............................................    32
   8.17  Intellectual Property...........................................    32
   8.18  Business Interruptions..........................................    32
   8.19  Accuracy of Representations and Warranties......................    33
   8.20  Solvency........................................................    33
   8.21  Common Enterprise...............................................    33

9. AFFIRMATIVE COVENANTS.................................................    33
   9.1   Payment of Principal, Interest and Other Amounts Due............    33
   9.2   Claims for Labor and Materials..................................    33
   9.3   Existence; Approvals; Qualification; Business Operations;
         Compliance with Laws............................................    34
   9.4   Maintenance of Properties.......................................    34
   9.5   Insurance.......................................................    34
   9.6   Inspections; Examinations.......................................    35
   9.7   Pension Plans...................................................    35
   9.8   Bank Accounts...................................................    35
   9.9   Indebtedness with Affiliates....................................    36

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   9.10  Additional Documents and Future Actions.........................    36
   9.11  Taxes...........................................................    36
   9.12  Leases..........................................................    36
   9.13  Notices.........................................................    37

10. NEGATIVE COVENANTS...................................................    37
   10.1  Limitation on Sale and Leaseback................................    37
   10.2  Limitation on Indebtedness......................................    37
   10.3  Investments and Loans...........................................    38
   10.4  Guaranties......................................................    38
   10.5  Disposition of Assets...........................................    38
   10.6  Merger; Consolidation; Business Acquisitions; Subsidiaries......    38
   10.7  Taxes; Claims for Labor and Materials...........................    38
   10.8  Liens...........................................................    39
   10.9  Transactions with Affiliates....................................    40
   10.10 [Intentionally Omitted].........................................    40
   10.11 Name Change; Governing Documents................................    40
   10.12 Restrictions on Use of Proceeds.................................    40
   10.13 Prohibited Events Under ERISA...................................    40

11. FINANCIAL COVENANTS..................................................    41
   11.1  Fixed Charge Coverage Ratio.....................................    41
   11.2  Funded Debt to Adjusted EBITDA Ratio............................    41
   11.3  Net Worth.......................................................    41
   11.4  Capital Expenditures............................................    41

12. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.................    41
   12.1  Annual Statements...............................................    42
   12.2  Projections and Cash Flow.......................................    42
   12.3  Quarterly Statements............................................    42
   12.4  Audit Reports...................................................    43
   12.5  Reports to Governmental Agencies and Other Creditors............    43
   12.6  Requested Information...........................................    43
   12.7  Compliance Certificates.........................................    43
   12.8  Other Reporting.................................................    43

13. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS..........................    43
   13.1  Representations.................................................    44
   13.2  Real Property...................................................    44
   13.3  Covenant Regarding Compliance...................................    44
   13.4  Notices.........................................................    45
   13.5  Indemnity.......................................................    45
   13.6  Testing.........................................................    45

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   13.7  Survival........................................................    46
   13.8  Definitions.....................................................    46

14. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT......    47
   14.1  Searches........................................................    47
   14.2  Loan Documents..................................................    47
   14.3  Resolutions, etc................................................    47
   14.4  Governing Documents.............................................    48
   14.5  Good Standing...................................................    48
   14.6  Foreign Qualification...........................................    48
   14.7  Insurance.......................................................    48
   14.8  Opinions........................................................    48
   14.9  No Changes......................................................    48
   14.10 No Litigation...................................................    48
   14.11 Financial Reporting.............................................    48
   14.12 Additional Information..........................................    49
   14.13 Due Diligence...................................................    49
   14.14 Capitalization..................................................    49
   14.15 Existing Indebtedness...........................................    49
   14.16 Fees............................................................    49
   14.17 Licenses; Permits...............................................    49
   14.18 Miscellaneous...................................................    49
   14.19 Non-Waiver of Rights............................................    49

15. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT...........    49
   15.1  Representations and Warranties..................................    50
   15.2  No Default or Event of Default..................................    50
   15.3  No Injunction or Order..........................................    50
   15.4  Maximum Revolving Credit Facility Amount........................    50

16. CONDITIONS PRECEDENT TO MAKING REVOLVING CREDIT LOANS FOR PERMITTED
    ACQUISITIONS.........................................................    50

17. DEFAULT AND REMEDIES.................................................    51
   17.1  Events of Default...............................................    51
   17.2  Remedies........................................................    54
   17.3  Set-Off.........................................................    54
   17.4  Turnover of Property Held by Lender.............................    55
   17.5  Delay or Omission Not Waiver....................................    55
   17.6  Remedies Cumulative.............................................    55
   17.7  Consents, Approvals and Discretion..............................    55
   17.8  Certain Fees, Costs, Expense Expenditures.......................    56

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
18. REGARDING AGENT......................................................    57
   18.1  Appointment.....................................................    57
   18.2  Nature of Duties................................................    57
   18.3  Lack of Reliance on Agent and Resignation.......................    58
   18.4  Certain Rights of Agent.........................................    58
   18.5  Reliance........................................................    59
   18.6  Notice of Default...............................................    59
   18.7  Indemnification.................................................    59
   18.8  Agent in its Individual Capacity................................    59
   18.9  Borrowers' Undertaking to Agent.................................    60

19. INDEMNIFICATION AND OTHER PROVISIONS.................................    60
   19.1  Indemnification.................................................    60
   19.2  Time is of the Essence..........................................    60

20. COMMUNICATIONS AND NOTICES...........................................    60

21. WAIVERS..............................................................    61
   21.1  Waivers.........................................................    62

22. SUBMISSION TO JURISDICTION...........................................    62

23. SALE AND ASSIGNMENT..................................................    62
   23.1  Successors and Assigns; Participations; New Lenders.............    62

24.  BORROWING AGENCY....................................................    65
   24.1  Borrowing Agency Provisions.....................................    65
   24.2  Subrogation.....................................................    65

25. MISCELLANEOUS........................................................    66
   25.1  Modification of Agreement.......................................    66
   25.2  Brokers.........................................................    66
   25.3  Use of Agent's or Lender's Name.................................    67
   25.4  No Joint Venture................................................    67
   25.5  Survival........................................................    67
   25.6  No Assignment...................................................    67
   25.7  Publicity.......................................................    67
   25.8  Binding Effect..................................................    67
   25.9  Severability....................................................    67
   25.10 No Third Party Beneficiaries....................................    67
   25.11 Holidays........................................................    67
   25.12 Law Governing...................................................    68
   25.13 Integration.....................................................    68

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   25.14 Exhibits and Schedules..........................................    68
   25.15 Headings........................................................    68
   25.16 Counterparts....................................................    68
   25.17 Joint and Several...............................................    68
   25.18 Limitation on Damages...........................................    68
   25.19 Waiver of Right to Trial by Jury................................    68

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT is made effective as of September 29, 2006, by and among K-TRON INTERNATIONAL, INC. ("KTI"), K-TRON INVESTMENT CO. ("KTIC"), K-TRON TECHNOLOGIES, INC. ("KTTI"), K-TRON AMERICA, INC. ("KTAI"), GUNDLACH EQUIPMENT CORPORATION ("GEC"), PENNSYLVANIA CRUSHER CORPORATION ("PCC") and JEFFREY SPECIALTY EQUIPMENT CORPORATION ("JSEC") (each individually, a "BORROWER" and collectively, the "BORROWERS"); each of the financial institutions identified under the caption "Lenders" on the signature pages of this Agreement (including without limitation Citizens Bank of Pennsylvania in such capacity) or which, pursuant to SECTION 23.1 shall become a "Lender" (individually, a "LENDER" and, collectively, the "LENDERS"); and CITIZENS BANK OF PENNSYLVANIA, a national banking association, as agent for Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers under this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

          1.1 DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated.

          ACCOUNT DEBTOR means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

          ACCOUNTS means all currently existing and hereafter arising or acquired accounts, contract rights, and all other forms of obligations owing to a Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          ADJUSTED EBITDA means, for any period, EBITDA of KTI and its Subsidiaries, including, with respect to any Permitted Acquisition, the EBITDA of a target acquiree for that portion of the applicable period that preceded the consummation of such Permitted Acquisition with such adjustments as shall be mutually agreed to by Borrower and Agent.

          ADVANCE means an advance by Agent or any member of the Lender Group under the Revolving Credit Facility, including without limitation, advances made with respect to Letters of Credit.

          AFFILIATE means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 15% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

          AGENT means Citizens, solely in its capacity as agent for Lenders, and shall include any successor agent.

          AGREEMENT means this Loan Agreement.

          APPLICABLE MARGIN means the percent per annum below or above, as applicable, the Prime Rate or LIBOR Rate as set forth in the following pricing matrix:

                   Funded Debt
               to Adjusted EBITDA
Level       (trailing four quarters)   Prime Rate   LIBOR Rate
-----       ------------------------   ----------   ----------
Level I     < 1.0 to 1.0                 -1.00%       +.875%

Level II    > or = 1.0 to 1.0 but        -0.75%       +1.125%
            < 1.5 to 1.0

Level III   > or = 1.5 to 1.0 but        -0.50%       +1.375%
            < 2.0 to 1.0

Level IV    > or = 2.0 to 1.0 but        -0.25%       +1.625%
            < 2.50 to 1.0

For purposes hereof, "Funded Debt" will be measured as of the end of each fiscal quarter and "EBITDA" will be measured for the trailing twelve (12) month period then ended as of each fiscal quarter end.

From the Closing Date through the quarter ending December 31, 2006, the Applicable Margin for Advances under the Revolving Credit Facility shall be at the pricing set forth in Level I above, provided that, if Borrowers consummate a Permitted Acquisition after the Closing Date but prior to the end of the quarter ending December 31, 2006, the Applicable Margin may be increased effective as of the consummation of such acquisition to such pricing Level based upon a compliance certificate delivered to Agent within five (5) Business Days following the closing date of such Permitted Acquisition evidencing Funded Debt to Adjusted EBITDA as of such closing date. For each fiscal quarter ending after December 31, 2006, the Applicable Margin will be based upon the Funded Debt to Adjusted EBITDA Ratio on a quarterly basis as reflected on the quarterly financial statements of KTI and its consolidated Subsidiaries delivered to Agent pursuant to SECTION 12.3 and the compliance certificates delivered to Agent pursuant to SECTION 12.7 below. The adjustment in the Applicable Margin, if any, will be effective five (5) Business Days after the later of receipt by Agent of the quarterly financial statements of KTI and its consolidated Subsidiaries delivered to Agent pursuant to SECTION 12.3 or the compliance certificates delivered to Agent pursuant to SECTION 12.7 below.

          ATTRIBUTABLE INDEBTEDNESS means, on any date, (a) in respect of any Capitalized

Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

          AVERAGE UNUSED PORTION OF MAXIMUM REVOLVING AMOUNT means, as of any date of determination, (a) the Maximum Revolving Credit Facility Amount, less
(b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding calendar quarter, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding calendar quarter.

          BANKRUPTCY CODE means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as amended, and any successor statute.

          BOOKS means all of a Person's books and records, including without limitation, ledgers; records indicating, summarizing, or evidencing such Person's properties or assets or liabilities; all information relating to such Person's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

          BORROWER and BORROWERS means KTI, KTIC, KTTI, KTAI, GEC, PCC and JSEC, individually and collectively.

          BORROWING AGENT means KTI.

          BUSINESS means the design, production, marketing, sale and servicing of material handling equipment and systems.

          BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the Commonwealth of Pennsylvania, or are in fact closed in the state where Agent's office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          CAPITAL EXPENDITURES means any expenditure that would be classified as a capital expenditure in accordance with GAAP.

          CAPITALIZED LEASE OBLIGATIONS means all amounts payable with respect to a Capitalized Lease.

          CAPITALIZED LEASES means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

          CAPITAL STOCK shall mean, with respect to any Person, any and all shares interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          CHANGE OF CONTROL shall mean the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the voting power of the total outstanding Voting Stock of KTI.

          CITIZENS means Citizens Bank of Pennsylvania and its successors and assigns.

          CLOSING DATE means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit under the Revolving Credit Facility.

          COMMITMENT means, with respect to any Lender, the amount set forth below such Lender's name on the signature page of this Agreement, as the same may be adjusted upon any assignment by a Lender to the extent permitted by
SECTION 23.1 herein.

          COMMITMENT PERCENTAGE means, with respect to any Lender, the percentage set forth below such Lender's name on the signature page of this Agreement, as the same may be adjusted upon any assignment by a Lender to the extent permitted by SECTION 23.1 herein.

          COMMITMENT TRANSFER SUPPLEMENT has the meaning given to such term in
SECTION 23.1(C) herein.

          COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT A and delivered by the chief executive officer, chief financial officer or chief accounting officer of Borrowing Agent to Agent, as required under SECTION 12.7 herein.

          CONTRACT PERIOD means the period of time commencing on the date of this Agreement and expiring on September 29, 2011, provided that, Borrowers may, within one (1) year prior to the expiration of such Contract Period, request in writing to Agent, and Agent and Lenders in their sole and absolute discretion may agree, to extend the term of such Contract Period for an additional one (1) year period.

          DAILY BALANCE means the amount outstanding under the Revolving Credit Facility or the face amount of undrawn Letters of Credit, as applicable, at the end of a given day.

          DEFAULT means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          DEFAULTING LENDER has the meaning set forth in SECTION 5.1(A)(VII)(A).

          DEFAULT RATE has the meaning given to such term in SECTION 4.1(B).

          DOLLARS OR $ means lawful money of the United States.

          EBITDA means, for any period, without duplication, the combined Net Income of KTI and its Subsidiaries, on a consolidated basis (exclusive of extraordinary gains) for such period, plus the aggregate amounts deducted in determining such combined Net Income in respect of (i) interest expense, (ii) tax expense, and (iii) depreciation and amortization expenses for such period, each determined on a consolidated basis in accordance with GAAP.

          ELIGIBLE TRANSFEREE means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent.

          EQUITY INTERESTS means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or other acquisition from such Person, of shares of capital stock of (or other ownership or profit interests in )such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on the date of determination.

          ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          ERISA AFFILIATE means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

          ERISA EVENT means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

          EXCHANGE ACT means the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

          FEDERAL FUNDS RATE means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citizens on such day on such transactions as determined by Agent.

          FEIN means Federal Employer Identification Number.

          FIXED CHARGE COVERAGE RATIO means the ratio calculated on a rolling four-quarter basis of (A) the sum of (i) Adjusted EBITDA, minus (ii) the sum of:
(a) dividends or distributions paid by KTI during such period, plus (b) cash tax expense, plus (c) unfunded Capital Expenditures, to (B) the sum of (i) interest expense, plus (ii) current maturities of long-term debt (excluding any payments under the Revolving Credit Facility).

          FUNDED DEBT shall mean without duplication, all Indebtedness of Borrowers for borrowed money, and all guaranties of Borrowers of any or all of the foregoing. Funded Debt shall include, without limitation, all Capitalized Lease Obligations of Borrowers.

          FUNDING DATE means the date, which must be a Business Day, on which an Advance is made.

          GAAP means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

          GOVERNING DOCUMENTS means the certificate or articles of incorporation, by-laws, partnership agreement, joint venture agreement, operating agreement or other organizational or governing documents of any Person.

          INDEBTEDNESS means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c)  net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f)  Capitalized Leases and Synthetic Lease Obligations;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

          (h)  all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

          INVENTORY means all present and future inventory in which a Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, packaging, packing and shipping materials, goods used or consumed in the Person's business, component parts, supplies and returned, rejected or repossessed goods, wherever located.

          IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          LENDER and LENDERS have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 23.1 which are mutually agreeable to Agent and Borrowing Agent.

          LENDER GROUP means, individually and collectively, each of the individual Lenders and Agent.

          LENDER GROUP EXPENSES has the meaning given to such term in SECTION 17.9.

          LETTERS OF CREDIT means the letters of credit issued by Agent pursuant to this Agreement. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

          LIBOR RATE means with respect to any Advance accruing interest at a LIBOR Rate plus Applicable Margin as permitted hereunder, for any day during each Rate Period, the per annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Agent to be equal to the quotient of (a) the per annum rate of interest estimated in good faith by Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in an amount denominated in U.S. Dollars comparable to the amount of principal relating to such Rate Period and having maturities comparable to such Rate Period, offered to major money center banks in the London interbank market as referenced by Reuters Screen "LIBOR" at or about 11:00 a.m., London time, two (2) London business days prior to such Rate Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage for the relevant Rate Period. In the event that the LIBOR Rate is unavailable or cannot be ascertained, Agent will have the right to designate the LIBOR Rate on such basis as it shall reasonably determine.

          LIBOR RATE LOAN means any Loan (or portion thereof) bearing interest computed by reference to the LIBOR Rate plus Applicable Margin.

          LIEN means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

          LOAN ACCOUNT has the meaning set forth in SECTION 6.4.

          LOAN DOCUMENTS means this Agreement, the Letters of Credit, any Notes executed by any Borrower and payable to any member of the Lender Group, the Stock Pledge and any other agreement entered into by any Borrower, now or in the future, in connection with this Agreement.

          LOANS means all Advances made by Lenders under the Revolving Credit Facility.

          MATERIAL ADVERSE CHANGE means (a) a material adverse change in the business operations, results of operations, assets, liabilities or condition (financial or otherwise) of the

Borrowers taken as a whole, or (b) the material impairment of the Borrowers' ability to perform their obligations under the Loan Documents or of Agent's or the Lender Group's ability to enforce the Obligations.

          MAXIMUM REVOLVING CREDIT FACILITY AMOUNT means $50,000,000.

          MULTIEMPLOYER PLAN means a "multiemployer plan" which is subject to ERISA and to which any Borrower, any of their Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          NET INCOME means income (or loss) of KTI and its Subsidiaries on a consolidated basis after tax expense and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains from the sale of capital assets in excess of $500,000 per annum, (b) net income of any other Person in which any Borrower or any of its Subsidiaries has an ownership interest, unless received by such Borrower or any of its Subsidiaries in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

          NET WORTH means, at any time, net worth as defined by GAAP.

          NOTE means each Revolving Credit Note.

          OBLIGATIONS means (i) means all Loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees, charges, costs, or Agent's Fees (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by any Borrower to Agent or the Lender Group of any kind and description arising pursuant to or evidenced by the Loan Documents, whether as principal or surety, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (ii) all obligations to any Agent or Lender arising under any Swap Contract, ACH, treasury exposure, or similar agreements entered into in connection with the Loans.

          OPERATING ACCOUNTS has the meaning given to such term in SECTION 7.1 herein.

          PBGC means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

          PENSION PLAN means a "defined benefit plan" which is subject to ERISA and for which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          PERMITTED ACQUISITION shall mean (i) any acquisition of a business, whether by merger, stock, asset purchase or otherwise, as provided in ARTICLE 16 of this Agreement, or (ii) any other such acquisition which shall be approved by Agent in writing.

          PERMITTED ACQUISITION AGREEMENT shall mean each stock purchase agreement, asset purchase agreement or similar agreement setting forth the terms and conditions of each Permitted Acquisition.

          PERMITTED INVESTMENTS shall mean investments in any of the following:
(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition ("GOVERNMENT OBLIGATIONS"), (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States of America or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, or (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

          PERSON means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any governments and agencies and political subdivisions thereof.

          PLAN means any employee benefit plan, covered by ERISA and maintained or contributed to by any Borrower or with respect to which it or they may incur liability.

          PRIME RATE means the annual interest rate announced from time to time by Agent and generally known by Agent as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

          PRIME RATE LOAN means any Loan (or portion thereof) bearing interest computed by reference to the Prime Rate plus Applicable Margin.

          PRO-RATA SHARE means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments.

          RATE PERIOD means for any LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is made and ending on the date which is one, two, three or six months later, as may be requested by Borrowing Agent or any Borrower, provided however,

               (i) any Rate Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Agent's custom generally in the market to which such LIBOR Rate Loan relates;

               (ii) there remains a minimum of one (1) month prior to the expiration of the Contract Period;

               (iii) all Rate Periods of the same duration which commence on the same date shall end on the same date; and

               (iv) each Rate Period which commences before, and would otherwise end after the last day of the Contract Period, shall end on the last day of the Contract Period.

          REPORTABLE EVENT means any of the events described in Section 4043(c) of ERISA or the regulations thereunder, other than events for which notice has been waived under PBGC regulations.

          REQUIRED LENDERS means, at any time, Agent, together with such other Lenders whose Pro Rata Shares together with Agent aggregate sixty-six and two-thirds percent (66 2/3%) or more of the Commitments; provided however, at such time that only two Lenders are parties to this Agreement, "Required Lenders" shall mean one hundred percent (100%) of the Commitments.

          REVOLVING CREDIT FACILITY means the revolving credit facility established for Borrowers under this Agreement.

          REVOLVING CREDIT FACILITY USAGE means, as of the date of determination, the aggregate amount of (a) all outstanding Advances under the Revolving Credit Facility, plus (b) the outstanding undrawn amount of Letters of Credit issued under the Revolving Credit Facility.

          REVOLVING CREDIT NOTE means each promissory note of Borrowers executed and delivered pursuant to SECTION 2.1.

          SETTLEMENT DATE means the Closing Date and each Business Day of a Week.

          SOLVENT means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          STOCK PLEDGE means collectively (i) that certain stock pledge agreement executed by KTAI in favor of Agent evidencing the pledge by KTAI to Agent for the benefit of the Lenders of 65% of its stock ownership interest in each of K-Tron Colormax Limited (a United Kingdom company) and K-Tron PCS Limited (a United Kingdom company), and (ii) that certain stock pledge agreement executed by KTIC in favor of Agent evidencing the pledge by KTIC to Agent for the benefit of the Lenders of 65% of its stock ownership interest in K-Tron (Schweiz) AG (a Swiss company).

          SUBSIDIARY of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrowers.

          SWAP CONTRACT means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

          SWAP TERMINATION VALUE means, in respect of any one or more Swap

Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          SYNTHETIC LEASE OBLIGATION means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          VOTING STOCK shall mean with respect to any Person (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

          WEEK means the time period commencing at 12:00 noon on a Monday and ending at 12:00 noon on the following Monday.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect at the applicable date of determination. When used herein, the term "financial statements" shall include the notes and schedules thereto.

          1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.

          1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.

     2. REVOLVING CREDIT FACILITY.

          2.1 THE REVOLVING CREDIT FACILITY. Each Lender severally and not jointly agrees, so long as no Default or Event of Default exists, to make Advances to Borrowers from time to time, as requested by Borrowing Agent or any Borrower pursuant to the terms and conditions set forth in this Agreement, up to a maximum principal amount at any time outstanding equal to such Lender's Commitment Percentage of the Maximum Revolving Credit Facility Amount. The Advances shall be evidenced by Borrowers' promissory notes (each, a "REVOLVING CREDIT NOTE" and collectively, the "REVOLVING CREDIT NOTES") each in form and substance satisfactory to Lenders.

          2.2 USE OF PROCEEDS. Borrowers agree that proceeds of the Revolving Credit Facility may be used solely to (i) refinance certain existing Indebtedness of Borrowers to National City Bank and The Bank on the Closing Date, (ii) provide for future working capital requirements and for other general corporate purposes of Borrowers, and (iii) fund Permitted Acquisitions.

     3. LETTERS OF CREDIT.

          3.1 ISSUANCE. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrowing Agent or any Borrower, to issue its Letters of Credit for the account of any Borrower, provided that, in no event shall the aggregate amount available to be drawn under issued and outstanding Letters of Credit (a) exceed $10,000,000, or (b), when combined with the aggregate of all then outstanding Advances, exceed the Maximum Revolving Credit Facility Amount.

          3.2 REQUEST FOR LETTER OF CREDIT. Borrowing Agent or any Borrower may request Agent to issue a Letter of Credit by delivering to Agent the applicable commercial or standby letter of credit application (the "LETTER OF CREDIT APPLICATION"), completed to the reasonable satisfaction of Agent and such other certificates, documents and other papers and information as Agent may reasonably request.

          3.3 DESCRIPTION OF LETTERS OF CREDIT. Each Letter of Credit shall, among other things, (i) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiration date occurring not later than the earlier of (a) thirty (30) days prior to the last day of the Contract Period or (b) twelve (12) months after such Letter of Credit's date of issuance.

          3.4 REDUCTION OF AVAILABILITY. Availability under the Revolving Credit Facility will be reduced by the total outstanding undrawn amount of all Letters of Credit.

          3.5 INDEMNIFICATION. In connection with the issuance of any Letter of Credit, Borrowers hereby indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and each Lender, and reasonable expenses and reasonable attorneys' fees incurred by Agent and each Lender arising out of, or in connection with any Letter of Credit to be issued or created for any Borrower except to the extent any loss, cost, expense or liability is attributable to Agent's or any Lender's gross negligence or willful misconduct. Borrowers shall be bound by Agent's or any Lender's regulations and good faith interpretations of any Letter of Credit issued or created for any Borrower's account, although this interpretation may be different from such Borrower's own, and neither Agent nor any Lender shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any Letter of Credit or any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit, except for Agent's or any Lender's gross negligence or willful misconduct.

          3.6 DISBURSEMENTS. Agent will promptly notify Borrowing Agent of the presentment for payment under a Letter of Credit, following receipt by it of such presentment, together with notice of the date such payment was made. All disbursements under a Letter of Credit shall be deemed irrevocably to be a request by Borrowers for an Advance on the date such disbursement was made.

          3.7 REIMBURSEMENT OBLIGATIONS. Each Borrower's obligation to reimburse Agent for disbursements described in SECTION 3.6 shall be absolute and unconditional under any and all circumstances and regardless of any setoff, counterclaim or defense to payment which any Borrower may have against Agent, any Lender, or the beneficiary of the Letter of Credit (except in the event of any such party's gross negligence or willful misconduct), including, without limitation, any defense based upon any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement or payment by Agent under the Letter of Credit ("BANK PAYMENT") to conform to the terms of the Letter of Credit (if such disbursement or Bank Payment is determined to be appropriate and other than as a consequence of Agent's gross negligence or willful misconduct) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement or Bank Payment or the legality, validity, form, regularity or enforceability of the Letter of Credit.

          3.8 LENDER'S REIMBURSEMENT OBLIGATIONS. Each Lender shall, to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all disbursements made with respect to Letters of Credit, be deemed to have irrevocably purchased an undivided participation in each Advance made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such disbursement, the Maximum Revolving Credit Facility Amount and the amount in excess thereof is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's Commitment Percentage of such unreimbursed disbursement together with such Lender's Commitment Percentage of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's Commitment Percentage of such repayment. Each Lender's participation commitment with respect to Letters of Credit shall continue until the last to occur of the following events: (a) Agent ceases to be obligated to issue Letters of Credit; (b) no Letter of Credit issued hereunder remains outstanding and uncancelled and (c) all Persons including Agent (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

          3.9 CASH COLLATERAL. Upon the occurrence and during the continuation of any Event of Default, at the option of Agent, Borrowers will pay to Agent, for the ratable benefit of Lenders, cash in an amount equal to one hundred two percent (102%) of the undrawn face amount of the Letters of Credit. Such cash shall be held by Agent in a cash collateral account at Agent, subject to Agent's sole control (the "CASH COLLATERAL ACCOUNT") and, at such time as no further Default or Event of Default shall have occurred and be continuing, will be released to Borrowers to the extent not otherwise applied as provided herein. Borrowers hereby pledge and grant to Agent a security interest in, all such cash and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and Proceeds thereon, as security for the payment of all Obligations. Agent shall release from the Cash Collateral Account and return to Borrowers (i) any funds held in the Cash Collateral Account in an amount equal to one hundred two percent (102%) of any single Letter of Credit as such Letter of Credit expires and (ii) any funds remaining in the Cash Collateral Account upon the satisfaction in full of the Obligations. If at any time, and from time to time, the aggregate amount of the Cash Collateral Account exceeds one hundred two percent (102%) of the undrawn face amount of all Letters of Credit then issued and outstanding, Agent shall return any excess to Borrowers.

          3.10 WAIVER OF LIABILITY. Neither Agent nor any Lender shall assume any risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent nor any Lender (except in the event of its own gross negligence or willful misconduct) shall be responsible for:

               (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

               (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letters of Credit or the rights or benefits thereunder or Proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

               (c) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise; or

               (d) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement.

     None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Agent hereunder. In furtherance, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by Agent or any Lender with such Letters of Credit made in good faith in the absence of gross negligence or willful misconduct, shall be binding upon Borrowers and shall not put Agent or any Lender, as the case may be, under any resulting liability therefor.

     4. INTEREST, FEES AND CHARGES.

          4.1 INTEREST.

               (a) RATES OF INTEREST. Interest shall accrue on the principal amount of Prime Rate Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 365/366 days) at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. The Prime Rate in effect on the date hereof shall be the Prime Rate effective as of the opening of business on the date hereof. Interest shall accrue on the principal amount of the LIBOR Rate Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 360 days) at a fluctuating rate per annum equal to the LIBOR Rate for the applicable Rate Period plus the Applicable Margin.

               (b) DEFAULT RATE. Interest will accrue on the principal balance of the Loans (including any principal balance previously accruing interest at a LIBOR Rate plus the Applicable Margin) after the occurrence and during the continuance of an Event of Default at a rate which is two percent (2%) in excess of the Prime Rate plus the highest Applicable Margin set forth in the pricing matrix contained in the definition of the term "Applicable Margin" (the "DEFAULT RATE"). Borrowers acknowledge and agree that the Default Rate is reasonable in light of the increased risk of collection of the sums due under the Loans after the occurrence and during the continuance of an Event of Default and the costs and expenses of Agent related thereto.

               (c) POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable Default Rate set forth above until paid.

               (d) MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

               (e) COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit fees and unused commitment fees and collection charges hereunder shall be calculated daily and, with respect to interest, shall be computed as provided in
SECTION 4.1 above. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day Agent receives such items in immediately available funds.

          4.2 CLOSING FEE. Borrowers shall pay to Agent for its own account (and not for the benefit of Lenders) a closing fee equal to $62,500, which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loans hereunder.

          4.3 LETTER OF CREDIT FEES.

               (a) L/C FEE. For each Letter of Credit, Borrowers will pay to Agent for the pro-rata benefit of Lenders a letter of credit fee (the "L/C FEE") in an amount equal to (i) the then Applicable Margin for LIBOR Rate Loans, times
(ii) the average aggregate daily maximum amount available to be drawn under such Letter of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination). L/C Fees shall be (i) computed on a quarterly basis in arrears, and (ii) due and payable on the tenth (10th) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C expiration date and thereafter on demand.

               (b) FRONTING FEE. Borrowers shall pay or reimburse Agent for its own account, a fronting fee equal to (A) .125% per annum, times (B) the average aggregate daily maximum amount available to be drawn under such Letter of Credit, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth (10th) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C expiration date and thereafter on demand.

               (c) OTHER CUSTOMARY FEES. In addition, Borrowers shall pay or reimburse Agent for its own account such customary administrative, issuance, amendment, payment and negotiation charges to be mutually agreed upon by Borrowers and Agent payable in connection with each Letter of Credit. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          4.4 UNUSED COMMITMENT FEE. Borrowers shall pay to Agent for the pro rata benefit of the Lender Group an unused commitment fee with respect to the Revolving Credit Facility based upon the Funded Debt to Adjusted EBITDA Ratio on a quarterly basis as reflected on the quarterly financial statements of KTI and its consolidated Subsidiaries delivered to Agent pursuant to SECTION 12.3 and the compliance certificates delivered to Agent pursuant to SECTION

12.7 for each quarter year ending after the Closing Date and determined in accordance with the annual rate contained in the following pricing grid:

Funded Debt to Adjusted EBITDA Ratio   Unused Commitment
------------------------------------   -----------------
            < 1.0 to 1.0                    0.125%*

       > or = 1.0 to 1.0 but                 0.15%*
            < 1.5 to 1.0

       > or = 1.5 to 1.0 but                0.175%*
            < 2.0 to 1.0

       > or = 2.0 to 1.0 but                 0.20%*
            < 2.5 to 1.0

* times the Average Unused Portion of the Maximum Revolving Credit Facility Amount.

     Such fee will be payable (i) quarterly in arrears on the first day of each quarter beginning with the first day of the first fiscal quarter of 2007, and
(ii) on the date of termination or expiration of the Revolving Credit Facility, pro-rated for the actual number of days in any partial quarter.

          4.5 AGENCY FEE. Borrowers shall pay to Agent for its own account (and not for the benefit of Lenders) an annual agency fee equal to $10,000, which agency fee shall be payable at such time that (i) three or more Lenders (including Citizens) are parties to this Agreement, and (ii) the Borrowers, Agent and Lenders have agreed to increase the Maximum Revolving Credit Facility Amount to an amount exceeding $50,000,000, and on each anniversary date thereafter.

     5. LOAN ADMINISTRATION.

          5.1 MANNER OF BORROWING. Borrowings under the Revolving Credit Facility shall be as follows:

               (a) LOAN REQUESTS; PAYMENT.

                    (i) A request for an Advance that is to be a Prime Rate Loan shall be made, or shall be deemed to be made, in the following manner: (A) Borrowing Agent or any Borrower may give Agent notice of its intention to borrow, in which notice Borrowing Agent or Borrower, as applicable, shall specify to Agent, the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 A.M. Philadelphia time on the requested borrowing date (which shall be a Business Day); provided however, that no such request may be made at a time when there exists an Event of Default; and (B) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request by Borrowers for an Advance on the due date in the amount required to pay such interest or other Obligation. Advances that are LIBOR Rate Loans shall be requested in accordance with SECTION 5.4; provided however, in no event may any Borrower request a LIBOR Rate Loan at any time when a Default or Event of Default shall have occurred and be continuing. As an accommodation to Borrowers, Agent may permit telephonic requests for Advances and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowing Agent or Borrowers. Unless Borrowing Agent specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrowing Agent or any Borrower, Agent shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by any Borrower or by Borrowing Agent on behalf of any Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it.

                    (ii) Each borrowing of Advances shall be advanced according to the Commitment Percentages of Lenders.

                    (iii) Unless a Default or an Event of Default has occurred and is continuing, payments shall be applied as designated by Borrowers to Agent in writing. Otherwise, each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Advances shall be applied first to Prime Rate Loans pro rata according to the applicable Commitment Percentages of Lenders, then to LIBOR Rate Loans pro rata according to the applicable Commitment Percentages of Lenders. After the occurrence and during the continuance of an Event of Default, Agent may discontinue such arrangement and may apply such funds to costs, indemnities, fees, interest and principal, constituting Obligations in such order as Agent, in its discretion elects.

                    (iv) (A) Notwithstanding anything to the contrary contained in the immediately preceding clauses (ii) and (iii), commencing with the first Business Day following the Closing Date, each borrowing of Advances shall be advanced by Agent and each payment by Borrowers on account of Advances shall be applied first to those Advances made by Agent. On or before 11:00 A.M., Philadelphia time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Advances made by Agent during the preceding Business Day exceeds the aggregate amount of repayments applied to outstanding Advances during such preceding Business Day, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Advances during such Business Day exceeds the aggregate amount of new Advances made during such Business Day, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Advances.

                         (B) Each Lender shall be entitled to receive
disbursements of interest from Agent at the applicable rates of interest set forth herein relating to outstanding Loans which it has funded.

                         (C) Agent shall, on the first Business Day of each
Week, submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Business Day.

                    (v) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each Lender; provided however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                    (vi) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 365 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (vi) shall be conclusive, in the absence of manifest error; provided however, any Lender may, within three (3) days after its receipt of the same, contest any such certificate and Agent shall, upon receipt of any such contest, provide such Lender with supporting documentation relating to the matters contained in such certificate. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Advances hereunder, on demand from Borrowers; provided however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender or relieve such Lender of any obligation it may have to Borrowers.

                    (vii) (A) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or any Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "LENDER DEFAULT"), all rights and obligations hereunder of such Lender (a "DEFAULTING LENDER") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this subsection while such Lender Default remains in effect.

                         (B) Loans shall be incurred pro rata from Lenders (the
"NON-DEFAULTING LENDERS") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loans shall be applied to reduce the applicable Loans of each Lender pro rata based on the aggregate of the outstanding Loans of that type of all Lenders at the time of such application; provided that, such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding.

                         (C) A Defaulting Lender shall not be entitled to give
instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, solely for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

                         (D) Other than as expressly set forth herein, the
rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this subsection shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any other Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                         (E) In the event a Defaulting Lender cures to the
satisfaction of Agent and Borrowers all outstanding breaches which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

          5.2 DISBURSEMENT. Borrowers hereby irrevocably authorize Agent to disburse the proceeds of each Advance requested, or deemed to be requested as provided herein by transferring into the Operating Accounts the amount of the Advance, or otherwise in accordance with procedures acceptable to Agent.

          5.3 AUTHORIZATION. Borrowers hereby irrevocably authorize Agent, in Agent's sole discretion, to advance to each Borrower, and to charge to Borrowers' Loan Account hereunder as an Advance, a sum sufficient to pay all interest accrued on the Obligations and all principal coming due on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Agent and Lenders hereunder to the extent such amounts are not paid when due.

          5.4 LIBOR RATE LOANS. Notwithstanding the provisions of SECTION 5.1(A)(I) herein, in the event any Borrower desires to obtain a LIBOR Rate Loan, Borrowing Agent or such Borrower shall give Agent prior written irrevocable notice no later than 11:00 A.M. Philadelphia time on the 3rd Business Day prior to the requested borrowing date specifying (i) a Borrower's election to obtain a LIBOR Rate Loan, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the amount to be borrowed, which amount shall be in a minimum principal amount of $250,000 and may increase in integral multiples of $250,000 and (iv) the applicable Rate Period selected by Borrowing Agent or by such Borrower. In no event shall Borrowers be permitted to have outstanding at any one time more than ten (10) LIBOR Rate Loans.

          5.5 CONVERSION OF PRIME RATE LOANS. Provided that no Event of Default has occurred which is then continuing, any Borrower may, on any Business Day, convert any Prime Rate Loan into a LIBOR Rate Loan. If a Borrower desires to convert a Prime Rate Loan into a LIBOR Rate Loan, such Borrower or Borrowing Agent on behalf of such Borrower, shall give Agent not less than three (3) Business Days' prior written notice (prior to 11:00 A.M. Philadelphia time on such Business Day), specifying the date of such conversion, the amount to be converted and the Rate Period selected by the applicable Borrower with respect to such converted Prime Rate Loan. Each conversion into or conversion of a LIBOR Rate Loan shall be in a minimum principal amount of $250,000 and may increase in integral multiples of $250,000 in excess thereof. After giving effect to any conversion of Prime Rate Loans to LIBOR Rate Loans, Borrowers shall not be permitted to have outstanding at any one time more than ten (10) LIBOR Rate Loans.

          5.6 CONTINUATION OF LIBOR RATE LOANS. Borrowers shall have the right on three (3) Business Days' prior irrevocable written notice given to Agent by Borrowing Agent, subject to the provisions of SECTION 5.7, to continue any LIBOR Rate Loan into a subsequent Rate Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

               (a) in the case of a continuation of less than all LIBOR Rate Loans, the LIBOR Rate Loans continued shall each be in a minimum principal amount of $250,000 and may increase in integral multiples of $250,000;

               (b) accrued interest on a LIBOR Rate Loan (or portion thereof) being continued shall be paid by Borrowers at the time of continuation; and

               (c) no LIBOR Rate Loan (or portion thereof) may be continued as a LIBOR Rate Loan if an Event of Default has occurred which is then continuing or if, after giving effect to such continuation, Borrowers shall have outstanding more than ten (10) separate LIBOR Rate Loans in the aggregate.

     If any Borrower or Borrowing Agent on behalf of a Borrower shall fail to give timely notice of its election to continue any LIBOR Rate Loan or portion thereof as provided above, or if such continuation shall not be permitted hereunder, such LIBOR Rate Loan or portion thereof, unless such LIBOR Rate Loan shall be repaid, shall automatically be converted into a Prime Rate Loan at the end of the Rate Period then in effect with respect to such LIBOR Rate Loan.

          5.7 PREPAYMENT. Subject to the provisions of SECTION 5.8, Borrowers may prepay any Loan in whole at any time or in part from time to time, without premium or penalty; provided that a LIBOR Rate Loan prepaid, continued or converted other than on the last Business Day of the then current Rate Period with respect thereto shall be subject to SECTION 5.8 below. Borrowers shall specify the date of prepayment of Loans which are LIBOR Rate Loans and the amount of Loans to be prepaid. In the event that any prepayment of a LIBOR Rate Loan is made on a date other than the last Business Day of the then current Rate Period with respect thereto, Borrowers shall indemnify Agent and Lenders therefor in accordance with SECTION 5.8 hereof.

          5.8 INDEMNIFICATION. Borrowers shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment on any date other than the last Business Day of the then current Rate Period or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Agent and Lenders by reason of the liquidation or reemployment of deposits or other funds acquired by Agent and Lenders to make, continue, convert into or maintain, a LIBOR Rate Loan.

          5.9 INABILITY TO MAKE LIBOR RATE LOANS. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its LIBOR Rate Loans, or if with respect to any Rate Period, any Lender is unable to determine the LIBOR Rate relating thereto prior to such Rate Period, or prior to any Rate Period, adverse or unusual conditions in, or changes in applicable law relating to, the London interbank eurodollar market make it, in the reasonable judgment of any Lender, impracticable to fund therein any of the LIBOR Rate Loans or make the projected LIBOR Rate unreflective of the actual costs of funds therefor to any Lender, the obligation of any Lender to make LIBOR Rate Loans hereunder shall forthwith be suspended during the pendency of such circumstances and each Borrower shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon written request from any such Lender, convert such affected LIBOR Rate Loans into Prime Rate Loans at the end of the then-current Rate Period with respect thereto, or sooner if required by law, treaty, regulation or directive or the interpretation or application thereof as herein provided; provided however, in the event any such sooner conversion is required, no Borrower shall be required to indemnify Agent and Lenders pursuant to SECTION 5.8 herein with respect to such conversion; but provided further, nothing contained herein shall be deemed to alter or affect any obligations that any Borrower may have to any Lender under any interest rate protection agreement.

          5.10 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that Agent or the Required Lenders shall have determined prior to the first day of any Rate Period that (a) reasonable means do not exist for ascertaining the LIBOR Rate for such Rate Period, or (b) Dollar deposits in the principal amount of the relevant Loan and for such Rate Period are generally not available in the London interbank eurodollar market with respect to a proposed LIBOR Rate Loan, or a proposed conversion of a Prime Rate Loan into a LIBOR Rate Loan, Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Prime Rate Loan, unless Borrowing Agent shall notify Agent no later than 11:00 A.M. Philadelphia time three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Rate Loan, and (ii) any Prime Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Prime Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 11:00 A.M. Philadelphia time three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan. Nothing in this section shall affect the interest payable on, or the Rate Period in effect with respect to, any LIBOR Rate Loan during any Rate Period which commenced prior to the date of such written notice.

          5.11 CAPITAL ADEQUACY.

               (a) DETERMINATION. In the event that Agent or any Lender shall have determined that any change in, or the introduction, adoption, effectiveness, interpretation, re-interpretation or phase-in after the date hereof of any applicable law or guideline regarding capital adequacy, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency after the date hereof, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or any Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, upon written demand not later than thirty (30) days following such Lender's or Agent's making such determination (which demand shall be accompanied by a certification demonstrating the calculation of such amounts in reasonable detail) by Agent or such Lender, Borrowers shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction as shall be set forth in such written demand. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this section shall be available to Agent or any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law or condition.

               (b) CERTIFICATE. A certificate of an officer of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender pursuant to this section and the calculation thereof and the reasons therefor when delivered to Borrowing Agent shall be conclusive absent manifest error.

          5.12 INCREASED COSTS. In the event that any change, after the date of this Agreement, in any applicable law or treaty, or in the interpretation or application thereof, or compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other regulatory authority after the date hereof, shall:

               (a) (1)subject Agent or any Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

               (b) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR Rate), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (c) impose on Agent or any Lender or the London interbank eurodollar market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Loans hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Agent or such Lender deems to be material, then, in any such case, Borrowers shall pay Agent or such Lender, upon its demand and certification not later than thirty (30) days following its receipt of written notice of the imposition of such increased costs, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, to the extent Agent or such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Prime Rate or LIBOR Rate. An officer of Agent or such Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers and the calculation thereof. Such certification shall be conclusive absent manifest error.

     6. PAYMENTS.

          6.1 INTEREST PAYMENTS. Borrowers will pay to Agent (for the pro rata benefit of Lenders) interest on the principal balance of Prime Rate Loans on the tenth (10th) day of each calendar month, commencing on November 10, 2006 and on the expiration of the Contract Period. Borrowers will pay (for the pro rata benefit of Lenders) interest on the principal balance of LIBOR Rate Loans on the last day of each Rate Period; provided that, for any LIBOR Rate Loan with a Rate Period in excess of three (3) months, Borrowers will pay (for the pro rata benefit of Lenders) interest on the principal balance of such LIBOR Rate Loan on the three (3) month anniversary of the extension of such LIBOR Rate Loan and on the last day of the applicable Rate Period.

          6.2 PRINCIPAL PAYMENTS. Principal payable on account of Advances shall be payable by Borrowers to Agent immediately upon the earliest of (a) the occurrence of an Event of Default in consequence of which Agent accelerates the maturity and payment of the Obligations as expressly permitted hereunder, or (b) the expiration of the Contract Period.

          6.3 PAYMENT METHOD. Borrowers irrevocably authorize Agent to debit all payments required to be made by Borrowers hereunder, under the Loans or under any of the Loan Documents, on the date due, from any deposit or checking account maintained by any Borrower with Agent (including without limitation, the Operating Accounts). If there are insufficient funds in such accounts, or Agent for any reason does not debit such accounts and provides notice of such intent not to debit such accounts to Borrowers two (2) Business Days in advance, Borrowers will make such payments directly to Agent at the offices of Agent located at 2001 Market Street, Suite 600, Philadelphia, PA 19103, or such other place as Agent may from time to time specify in writing. All payments are to be made in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. If Agent accepts payment in any other form, such payment


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

shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent.

          6.4 MAINTENANCE OF LOAN ACCOUNTS; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (a "LOAN ACCOUNT") on which the applicable Borrowers will be charged with all Loans to such Borrowers or for such Borrowers' account, including, accrued interest, Lender Group Expenses, and any other Obligations of Borrowers. Agent shall render statements regarding the Loan Account to Borrowing Agent, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate, and shall constitute an account stated between Borrowers and the Lender Group, subject only to manifest error, unless, within thirty (30) days after receipt thereof by Borrowing Agent, Borrowing Agent shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     7. COLLECTION OF RECEIVABLES.

          7.1 GENERAL. Borrowers will collect their Accounts only in the ordinary course of business. All Account collections of Borrowers will be deposited in one or more operating account(s) maintained by Borrowers at Agent (the "OPERATING ACCOUNTS"); provided, however, that Borrowers shall be entitled to maintain their existing operating accounts, if any, for a period of six (6) months from the Closing Date.

          7.2 REMITTANCE OF ITEMS; ENDORSEMENTS. Following the occurrence and during the continuance of an Event of Default, immediately upon receipt of any notes, instruments or chattel paper, each Borrower, and such other persons shall remit the same or cause the same to be remitted, in kind, to Agent. Each Borrower shall, following the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to Agent with full recourse to Borrowers, all instruments, notes and chattel paper constituting an Account or proceeds thereof. Agent is hereby authorized, following the occurrence and during the continuance of an Event of Default, to open all mail addressed to any Borrower and endorse all checks, drafts or other items for payment on behalf of any Borrower. Agent (and Agent's officers, employees and agents) are granted a power of attorney by each Borrower with full power of substitution to execute, following the occurrence and during the continuance of an Event of Default, on behalf of each Borrower and in any Borrower's name or to endorse any Borrower's name on any check, draft, Instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

     8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, Borrowers, jointly and severally, make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making or entering into each Advance or Letter of Credit, thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

          8.1 VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION.

               (a) Each Borrower is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (or, as to foreign Subsidiaries, comparable status), as set forth on SCHEDULE 8.1, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation or limited liability company in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified could not reasonably be expected to cause a Material Adverse Change.

               (b) Each of Borrowers' Subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (or, as to foreign Subsidiaries, comparable status), as set forth on SCHEDULE 8.1, has full power and authority to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation or limited liability company in good standing under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified could not reasonably be expected to cause a Material Adverse Change.

          8.2 LICENSES. Each Borrower and each of its employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except where the failure to maintain such licenses, registrations, approvals or other authority could not reasonably be expected to cause a Material Adverse Change.

          8.3 OWNERSHIP INTERESTS. As of the date hereof, the ownership of all stock, options, warrants and other equity securities of each Borrower (other than KTI) and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on SCHEDULE 8.3 attached hereto.

          8.4 SUBSIDIARIES. As of the date hereof, except as set forth on
SCHEDULE 8.4 attached hereto, no Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise) except for immaterial equity interests distributed in connection with bankruptcy or reorganization cases. No capital stock (or any securities, Instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

          8.5 FINANCIAL STATEMENTS. Borrowers have furnished to Agent (i) the audited consolidated and unaudited consolidating financial statements of KTI and its consolidated Subsidiaries as of December 31, 2005, together with all management and comment letters from accountants in connection therewith, (ii) management prepared consolidated financial statements of KTI and its consolidated Subsidiaries for the quarterly and consecutive twelve (12) month period ending June 30, 2006, and (iii) fiscal year 2007 projections of the consolidated statement of profits and loss of KTI and its consolidated Subsidiaries for fiscal year 2007. Such financial statements (which for the purposes of this sentence only shall not include the projections referred to herein), together with the related notes and comments, are correct and complete, fairly present the financial condition and the assets and liabilities of KTI and its consolidated Subsidiaries at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

          8.6 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. There has been no Material Adverse Change in the financial condition of Borrowers since June 30, 2006.

          8.7 PENDING LITIGATION OR PROCEEDINGS. Except as set forth on SCHEDULE
8.7 attached hereto, as of the date hereof, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrowers' knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could reasonably be expected to cause a Material Adverse Change.

          8.8 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate or member (as the case may be) action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's Certificate or Articles of Incorporation, By-Laws or Operating Agreement or any lease, indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (c) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, and (d) does not require any consent or approval of the stockholders or members of any Borrower, or any other Person except such consents or approvals as have been obtained.

          8.9 ENFORCEABILITY. The Loan Documents have been duly executed by Borrowers and delivered to Agent and constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms.

          8.10 NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS. No Borrower is in violation of its Certificates or Articles of Incorporation or Formation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued, except where such violation could not reasonably be expected to cause a Material Adverse Change. No Borrower is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected, except where such violation or default could not reasonably be expected to cause a Material Adverse Change.

          8.11 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with or notice to any governmental authority on the part of any Borrower is required in connection with the execution, delivery or performance by any Borrower of the Loan Documents or the consummation of the transactions contemplated thereby, except for filings required under the Exchange Act.

          8.12 TAXES. Borrowers' FEINs are as set forth on SCHEDULE 8.12. As of the date hereof, each Borrower has filed all tax returns which it was required to file prior to the date hereof and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or reasonably expected to be paid pursuant to any assessment received by it. Such tax returns are complete and accurate in all material respects and no Borrower knows of any proposed additional assessment or basis for any assessment of additional taxes.

          8.13 NAMES AND ADDRESSES. During the past five (5) years, no Borrower has been known by any names (including trade names) other than those set forth in SCHEDULE 8.13 attached hereto and its chief executive office has not been located at any addresses other than those set forth on SCHEDULE 8.13 attached hereto. SCHEDULE 8.13 identifies the chief executive offices of each Borrower.

          8.14 CURRENT COMPLIANCE. Each Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

          8.15 PENSION AND BENEFIT PLANS.

               (a) Except as disclosed on SCHEDULE 8.15 hereto, (a) no Borrower has any obligations with respect to any Pension Plan, (b) no ERISA Events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Pension Plan of any Borrower which might


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

constitute grounds for the termination of any Pension Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Pension Plan, (c) all of Borrowers' Pension Plans meet with the minimum funding standards of Section 302 of ERISA, if applicable, and (d) no Borrower has any existing liability to the PBGC. Except as disclosed on SCHEDULE 8.15 hereto, no Borrower is subject to or bound to make contributions to any Multi-Employer Plan.

               (b) The present value of the aggregate benefit liabilities under any of the Pension Plans (other than a Multi-Employer Plan), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefits liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA. No Borrower nor any ERISA Affiliates have incurred withdrawal liability (and are not subject to contingent withdrawal liability) under Section 4201 or 4204 of ERISA.

          8.16 LEASES AND CONTRACTS. Each Borrower has complied with the provisions of all leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which any Borrower is a party and is not in default thereunder, except where such failure to comply or default could not reasonably be expected to cause a Material Adverse Change. To the best of each Borrower's knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder, except where such default or potential event of default could not reasonably be expected to cause a Material Adverse Change.

          8.17 INTELLECTUAL PROPERTY. Each Borrower, to the best of its knowledge, owns or possesses the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits (which for the purposes hereof, shall be deemed to exclude professional licenses and permits) and rights with respect to the foregoing necessary to own and operate such Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except where the failure to own or possess such rights could not reasonably be expected to cause a Material Adverse Change.

          8.18 BUSINESS INTERRUPTIONS. Within five (5) years prior to the date hereof, neither the business nor operations of any Borrower has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against any Borrower. As of the date hereof, there are no pending or, to the best of each

Borrower's knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

          8.19 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. As of the date hereof, there is no material fact which any Borrower knows and has not disclosed to Agent, which does or may materially and adversely affect any Borrower or any of its or their operations taken as a whole.

          8.20 SOLVENCY. As of the date hereof, each Borrower is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

          8.21 COMMON ENTERPRISE. The successful operation and condition of each Borrower is dependent on the continued successful performance of the functions of all of the Borrowers as a whole. Each Borrower expects to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of its Affiliates and Subsidiaries. Each Borrower expects to derive benefit (and the boards of directors of each Borrower have determined that they may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by Lenders hereunder, both in their separate capacities and as members with the other Borrowers of an interrelated group of companies. Each Borrower has determined that the execution, delivery and performance of this Agreement and any other Loan Documents to be executed by it as a Borrower is within its corporate purposes and will be of direct and indirect benefit to such Borrower and is in its best interest.

     9. AFFIRMATIVE COVENANTS. Each Borrower, jointly and severally, covenants and agrees that, so long as any Lender has any commitment to lend hereunder and until full and final payment of the Obligations, and unless Agent shall otherwise consent in writing, each Borrower shall comply with the following:

          9.1 PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE. Borrowers will pay when due all Obligations without setoff, deduction or counterclaim.

          9.2 CLAIMS FOR LABOR AND MATERIALS. Each Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it including without limitation all withholding taxes and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets, except to the extent that such a failure to pay or cause to be paid would not constitute an Event of Default under SECTION 17.1(D) of this Agreement and except and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrowers maintain adequate reserves on their books therefor.

          9.3 EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS; COMPLIANCE WITH LAWS. Each Borrower will, and will cause all of its Subsidiaries formed in the United States and the first tier foreign Subsidiaries to obtain, preserve and keep in full force and effect its separate corporate or limited liability company existence, except as otherwise permitted by SECTION 10.5 of this Agreement. Each Borrower will, and will cause all of its Subsidiaries formed in the United States and the first tier foreign Subsidiaries to (as applicable): (a) obtain, preserve and keep in full force and effect all rights, franchises, permits, licenses, registrations and franchises necessary to the proper conduct of their business or affairs, (b) qualify and remain qualified as a foreign corporation or limited liability company in each jurisdiction in which the character or location of the properties owned by it or the business transacted by them requires such qualification, (c) continue to operate its business as presently operated and maintain in full force and effect all licenses and other qualifications to do business as shall be required to do so, and (d) comply with the requirements of all applicable laws and all rules, regulations (including without limitation environmental statutes and regulations, the Fair Labor Standards Act and the Americans With Disabilities
Act) and orders of regulatory agencies and authorities having jurisdiction over it; all except where any such failure could not reasonably be expected to cause a Material Adverse Change.

          9.4 MAINTENANCE OF PROPERTIES. Each Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

          9.5 INSURANCE.

               (a) At their expense, Borrowers shall keep their property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, as are ordinarily insured against by other owners in similar businesses, in amounts and with such companies as are reasonably acceptable to Agent, but in any event in amounts sufficient to prevent Borrowers from becoming a co-insurer under such policies and in addition, will carry business interruption insurance in such amounts as may be reasonably required by Agent. Any material decrease of any insurance policy or coverage requested by any Borrower must be approved by Agent in writing prior to the effective date of such modification.

               (b) Borrowers shall cause to be delivered to Agent the insurance policies and all endorsements thereto and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance as of the Closing Date.

               (c) Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to their property.


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

          9.6 INSPECTIONS; EXAMINATIONS.

               (a) Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by any Borrower to exhibit and deliver to Agent copies of any and all of Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrowers by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Agent any information they may have concerning any Borrower's financial status and business operations, as to each and every one of which actions each Borrower hereby expressly consents. After the occurrence and during the continuance of an Event of Default, each Borrower further authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to any Borrower, whether made by a Borrower or otherwise.

               (b) If a Default or an Event of Default has occurred which is then continuing, (i) the officers of Agent, or such Persons as Agent may designate, may visit and inspect any of the properties of any Borrower, examine (either by Agent's employees or by independent accountants) any of the assets of Borrowers, including the Books of Borrowers, and discuss the affairs, finances and accounts of Borrowers with their officers and with their independent accountants at such times as Agent may desire; and (ii) Agent may conduct, at any time and from time to time, and Borrowers will fully cooperate with, a field examination of the Accounts and business affairs of Borrowers. Provided that no Event of Default or Default has occurred and is continuing, such visits, inspections and field examinations shall be at reasonable times and upon reasonable notice by Agent. If a Default or an Event of Default has occurred which is then continuing, Borrowers will pay all costs and expenses of Agent related to such visits, inspections and field examinations.

          9.7 PENSION PLANS. Each Borrower will (a) keep in full force and effect any and all Pension Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Pension Plans can be terminated without material liability to Borrowers in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of each Borrower's Pension Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Pension Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Agent immediately upon receipt by any Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Pension Plan and deliver to Agent, promptly after the filing or receipt thereof, copies of all reports or notices which any Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor with respect to any Pension Plan.

          9.8 BANK ACCOUNTS. Within one-hundred eighty (180) days of the date hereof, each Borrower other than KTIC will maintain its primary deposit account and main disbursement accounts with Agent, including without limitation, its operating and cash management services with Agent, unless otherwise agreed by Agent in writing. Borrowers will notify Agent in writing and on a continuing basis, of all Deposit Accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from any other depository institutions.

          9.9 [INTENTIONALLY OMITTED].

          9.10 INDEBTEDNESS WITH AFFILIATES. Each Borrower will cause all of its Indebtedness at any time owed to any Subsidiary, Affiliate, shareholder, director and officer that is not a Borrower hereunder to be subordinated in all respects to all Obligations and will not make any payments thereon, except as approved by Agent in writing.

          9.11 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Each Borrower will, at its sole cost, take such actions and provide Agent from time to time with such agreements, documents or information as Agent may in its reasonable discretion deem necessary or advisable to carry out the terms of the Loan Documents.

          9.12 TAXES. Each Borrower will cause all material assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrowers maintain adequate reserves on their books therefor. Each Borrower shall make due and timely payment or deposit of all such material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto, except and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrowers maintain adequate reserves on their books therefor. Each Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrowers have made such payments or deposits, except and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrowers maintain adequate reserves on their books therefor.

          9.13 LEASES. Each Borrower will pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, except where the failure to pay such amounts could not reasonably be expected to cause a Material Adverse Change and except and to the extent any such amounts are being actively contested in good faith and by appropriate proceedings and Borrowers maintain reasonable reserves on their books therefor.

          9.14 NOTICES. Borrowing Agent will promptly notify Agent of (a) any action or proceeding brought against any Borrower wherein such action or proceeding would, if determined adversely to such Borrower, be reasonably expected to result in a Material Adverse Change, (b) the occurrence of any Default or Event of Default, (c) the failure of any Borrower to observe any of its undertakings under the Loan Documents, (d) the occurrence of any Material Adverse Change, (e) the receipt of any notice of the institution or proceeding or other action which may result in the termination of any Pension Plan; and (f) any notice of material litigation or proceedings, material environmental actions and liabilities, material ERISA and tax events and liabilities, and any material reports to members or other creditors, except where the occurrence of such events could not reasonably be expected to cause a Material Adverse Change.

     10. NEGATIVE COVENANTS. Each Borrower, jointly and severally, covenant and agree that, so long as any Lender has any commitment to lend hereunder and until full and final payment of the Obligations, and unless Agent shall otherwise consent in writing, each Borrower shall comply with the following:

          10.1 LIMITATION ON SALE AND LEASEBACK. No Borrower will enter into any arrangement whereby any of them will sell or transfer any real property or improvements thereon or other fixed assets owned by any of them and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which any of them shall intend to use for substantially the same purposes as the property sold or transferred.

          10.2 LIMITATION ON INDEBTEDNESS. No Borrower will have at any time outstanding to any Person other than another Borrower, Agent or Lenders, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

               (a) Existing Indebtedness for borrowed money, Capitalized Lease Obligations and outstanding letters of credit described on SCHEDULE 10.2;

               (b) Future purchase money Indebtedness and Capitalized Lease Obligations incurred to finance Capital Expenditures;

               (c) Indebtedness owed by any Borrower to any other Person; provided that, such Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement with term and conditions acceptable to Agent; and

               (d) other unsecured Indebtedness not to exceed $1,000,000 at any time outstanding.

     Except for a refinancing or replacement of such permitted Indebtedness on similar material terms and conditions, such existing permitted Indebtedness may not be refinanced or replaced without the consent of Agent, which consent shall not be unreasonably withheld.

          10.3 INVESTMENTS AND LOANS. No Borrower will have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit of greater than $10,000 to any Person, except (i) investments and loans listed on SCHEDULE 10.3 attached hereto, (ii) investments and loans permitted pursuant to SECTION 10.6 of this Agreement, (iii) future investments in any other Borrower, (iv) future investments in any non-Borrower Subsidiaries, not to exceed $2,000,000 in the aggregate, and (v) Permitted Investments and with respect to Permitted Acquisitions.

          10.4 GUARANTIES. No Borrower will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person except and to the extent that such guaranty, endorsement, discount, sale or agreement is in support of any Borrower for Indebtedness not otherwise prohibited under this Agreement.

          10.5 DISPOSITION OF ASSETS. No Borrower will sell, lease, license, transfer or otherwise dispose of any of its property or assets, except for (i) sales of Inventory in the ordinary course of Borrowers' business, (ii) dispositions of worn out or obsolete equipment in the ordinary course of Borrowers' business, (iii) sales, transfers or dispositions of assets to any other Borrower or any Subsidiary of any other Borrower, and (iv) other sales, leases, licenses, transfers or dispositions of assets not in excess of $500,000 in the aggregate in respect of all such sales, leases, transfers or dispositions pursuant to this clause (iv) during any fiscal year.

          10.6 MERGER; CONSOLIDATION; BUSINESS ACQUISITIONS; SUBSIDIARIES. No Borrower will merge into or consolidate with any Person, acquire all or a material portion of the stock or ownership interests, or all or substantially all of the assets or business of any Person, permit any Person to merge into it other than pursuant to (i) a transaction or series of transactions in which a Borrower is the surviving corporation, or (ii) a Permitted Acquisition, provided that, (i) KTI will not at any time be merged into any Person, and (ii) Borrowers shall have provided Agent with not less than thirty (30) days prior written notice of any such merger. No Borrower shall form any Subsidiaries under the laws of the United States or any state thereof other than Subsidiaries that are joined as Borrowers hereunder; provided however, if any Borrower forms a first tier Subsidiary under the laws of any foreign jurisdiction (other than the United States or any state thereof), Borrowers shall pledge to Agent for the benefit of the Lenders 65% of its stock ownership interest in such Subsidiary; provided, however, that no Borrower shall be required to pledge any of its stock or ownership interest in any Subsidiary organized under the laws of the People's Republic of China. No Borrower will materially change the principal nature of its Business or engage in any business other than the Business.

          10.7 TAXES; CLAIMS FOR LABOR AND MATERIALS. No Borrower will file or consent to the filing of, any consolidated income tax return with any Person other than another Borrower or any Subsidiary of a Borrower.

          10.8 LIENS. No Borrower will create, incur or permit to exist any Lien of any kind on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

               (a) Liens held by Agent;

               (b) Deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, leases and other contractual arrangements, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

               (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by such Borrower in the operation of its business;

               (d) Liens listed on SCHEDULE 10.8 attached hereto;

               (e) Liens for taxes, assessments or other governmental charges the payment of which is not yet due or which is being contested in good faith;

               (f) Liens securing performance bonds;

               (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, the payment of which is not yet required or which is being contested in good faith; or

               (h) Purchase money Liens or Capitalized Leases, provided that:

                    (i) the property subject to any of the foregoing is acquired or leased by such Borrower in the ordinary course of its business and the Lien on any such property is created contemporaneously with or within twenty (20) days following such acquisition;

                    (ii) the purchase money Indebtedness or principal portion of the Capitalized Lease Obligations so created shall not exceed 100% of the cost of the property covered thereby as of the time of acquisition or lease;

                    (iii) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and

                    (iv) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of SECTION 10.2.

     No Borrower shall enter into any agreement with any other Person which shall prohibit any Borrower from granting, creating or suffering to exist, or otherwise restrict in any way

(whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of any Borrower to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of Agent, other than Capitalized Lease Obligations and purchase money Liens.

          10.9 TRANSACTIONS WITH AFFILIATES. No Borrower will enter into or conduct any transaction with any Affiliate (excluding another Borrower or any Subsidiary) other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

          10.10 [INTENTIONALLY OMITTED]

          10.11 NAME CHANGE; GOVERNING DOCUMENTS. No Borrower will change its name or FEIN number except upon thirty (30) days prior written notice to Agent. No Borrower will amend any of their Governing Documents in any respect adverse to the interest of the Agent or any Lender.

          10.12 RESTRICTIONS ON USE OF PROCEEDS. No Borrower will carry or purchase with the proceeds of the Revolving Credit Facility any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

          10.13 PROHIBITED EVENTS UNDER ERISA. No Borrower will directly or indirectly:

               (a) engage, or permit any Subsidiary of any Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of any Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Pension Plan;

               (d) terminate, or permit any Subsidiary of any Borrower to terminate, any Pension Plan where such event would result in any liability of any Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of any Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of any Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of any Borrower to amend, a Pension Plan resulting in an increase in current liability for the plan year such that either of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of any Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

     11. FINANCIAL COVENANTS. Except with the prior written consent of Agent, Borrowers will comply with the following:

          11.1 FIXED CHARGE COVERAGE RATIO. KTI and its Subsidiaries will maintain on a consolidated, rolling four (4) fiscal quarter basis a Fixed Charge Coverage Ratio of not less than 1.5:1.0 to be tested as of the fiscal quarter ending December 30, 2006 and each fiscal quarter end thereafter.

          11.2 FUNDED DEBT TO ADJUSTED EBITDA RATIO. KTI and its Subsidiaries will maintain on a consolidated, trailing twelve (12) month basis a ratio of Funded Debt to Adjusted EBITDA of not more than 2.5 to 1.0 to be tested as of the fiscal quarter ending December 30, 2006 and each fiscal quarter end thereafter.

          11.3 NET WORTH. KTI and its Subsidiaries will maintain Net Worth on a consolidated basis as of July 1, 2006 in an amount of not less than $51,916,500. For each fiscal quarter ending after July 1, 2006, KTI and its Subsidiaries will maintain Net Worth on a consolidated basis of not less than the minimum required Net Worth for the immediately preceding fiscal quarter end, plus fifty percent (50%) of Net Income for the fiscal quarter then ended.

          11.4 CAPITAL EXPENDITURES. KTI and its Subsidiaries will not cause, suffer or permit KTI's and its Subsidiaries' aggregate annual Capital Expenditures to exceed $7,000,000 in the aggregate for the fiscal year ending December 30, 2006 and for each fiscal year thereafter. To the extent that the permitted amount of Capital Expenditures are not used in any one fiscal year, the unused portion for such year may not be utilized in the following fiscal year.

     12. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrowers will deliver to Agent the following:

          12.1 ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of KTI:

               (a) the consolidated and consolidating income and retained earnings statements of KTI and its consolidated Subsidiaries for such fiscal year,

               (b) the consolidated and consolidating balance sheet of KTI and its consolidated Subsidiaries as at the end of such fiscal year,

               (c) the consolidated and consolidating statement of cash flow of KTI and its consolidated Subsidiaries for such fiscal year, and

               (d) setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP, with the consolidated statements and balance sheet being audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion. Agent agrees that the current accountants of Borrowers, Grant Thornton LLP, is acceptable to Agent.

          12.2 PROJECTIONS AND CASH FLOW. Within thirty (30) days following the commencement of each fiscal year of KTI, the updated projections of profit and loss statements, balance sheets, cash flows and availability for such fiscal year, prepared by the chief financial officer of KTI. KTI has furnished to Agent initial projections dated as of the date hereof containing the information required by this Section for 2007. Borrowers represent and covenant that (a) the initial projections have been and all projections required by this Section shall be prepared by the chief financial officer of KTI and represent and in the future shall represent, the good faith estimate of Borrowers at the time of such projections regarding the course of Borrowers' business for the periods covered thereby, and (b) the initial projections are and the future projections delivered hereafter shall be based upon assumptions Borrowers believe or shall believe at the time to be reasonable.

          12.3 QUARTERLY STATEMENTS. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter:

               (a) the unaudited, internally-prepared consolidated and consolidating income and retained earnings statements of KTI and its consolidated Subsidiaries for such quarter,

               (b) the unaudited, internally-prepared consolidated and consolidating balance sheet of KTI and its consolidated Subsidiaries as of the end of such quarter, and

               (c) the unaudited, internally-prepared consolidated and consolidating statement of cash flow of KTI and its consolidated Subsidiaries for such quarter,

setting forth (as to the consolidated statements) in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year-end adjustments, prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of KTI to be accurate.

The quarterly financial statement to be delivered to Agent in accordance with this SECTION 12.3 will be consistent with the form of such statements filed with the quarterly Form 10Q filing of KTI with the Securities and Exchange Commission or any national securities exchange.

          12.4 AUDIT REPORTS. Promptly upon receipt thereof, one copy of each management letter submitted to any Borrower by independent accountants in connection with any annual, interim or special audit report made by them of the books of any Borrower.

          12.5 REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS. Upon Agent's request or, if any of the following shall report or reflect information that could reasonably be expected to cause a Material Adverse Change, without a request by Agent, in any case, with reasonable promptness, copies of all such financial reports, statements and returns which any Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by any Borrower to any supplier or other creditor in connection with any payment restructuring.

          12.6 REQUESTED INFORMATION. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of any Borrower as Agent may reasonably request from time to time.

          12.7 COMPLIANCE CERTIFICATES. At the time of delivery of the financial statements required by SECTIONS 12.1 and 12.3 above, a certificate of the chief financial officer of KTI (a) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in SECTION 11 of this Agreement, and (b) certifying that as of the date of such certification, there does not exist any Default or Event of Default. Such certificate will be in the form of EXHIBIT A attached hereto.

          12.8 OTHER REPORTING. Borrowers shall promptly after sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower sends to its stockholders generally and copies of all other periodic or episodic reports and registration statements which KTI files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

     13. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS. Except as disclosed in
SCHEDULE 13 hereof:

          13.1 REPRESENTATIONS. Each Borrower represents as follows: (a) the Environmental Affiliates are in material compliance with all Environmental Requirements and no Borrower has any knowledge of any circumstances which may prevent or interfere with such material compliance in the future; (b) the Environmental Affiliates have or are in the process of obtaining all material licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements which could result in a Material Adverse Change, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at any Environmental Cleanup Site in violation of the Environmental Requirements which could result in a Material Adverse Change; and
(f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets which could result in a Material Adverse Change, or to the best of each Borrower's knowledge, any facts or circumstances which could give rise to such a lien or claim.

          13.2 REAL PROPERTY. Each Borrower warrants and represents that there are no Special Materials presently located on or near any real property owned, leased or operated by any Environmental Affiliate (collectively, "REAL PROPERTY") except for Special Materials which are and have at all times been treated, stored, transported, handled, and disposed of in material compliance with all Environmental Requirements. Each Borrower represents to Lenders that to the best of each Borrower's knowledge, the Real Property is not now being used nor, to the best of each Borrower's knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in material compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of each Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge), except with respect to such solid waste to be stored or processed for recycling and/or beneficial reuse, in material compliance with Environmental Requirements.

          13.3 COVENANT REGARDING COMPLIANCE. Each Borrower shall take or cause all Environmental Affiliates to take, at Borrower's and such Environmental Affiliate's sole expense, such actions as may be necessary to materially comply with all Environmental Requirements. If any Environmental Affiliate shall fail to take such action or fail to assert a defense to an allegation by a governmental agency that a Borrower and/or an Environmental Affiliate has violated an Environmental Requirement, and such failure may reasonably be expected to result in a Material Adverse Change in Borrower's operations, Lender may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Lender in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Lender Indebtedness.

     The Environmental Affiliates will maintain all material licenses, permits, approvals and authorizations required under applicable Environmental Requirements.

          13.4 NOTICES. In the event any Borrower becomes aware of any past, present or future facts or circumstances not identified on SCHEDULE 13, which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, and that could reasonably be anticipated to result in a Material Adverse Change, Borrowers will promptly give Lender notice thereof, together with a written statement of an officer of Borrowers setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

          13.5 INDEMNITY. Each Borrower agrees to indemnify, defend and hold harmless Agent and the Lender Group, their parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Agent or the Lender Group, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials in violation of the Environmental Requirements at any facility at any time owned, leased or operated by any Borrower or any Environmental Affiliate, (b) the release of any Special Materials in violation of the Environmental Requirements treated, stored, transported, handled, generated or disposed of by or on behalf of any Borrower or any Environmental Affiliate at any third party owned site, (c) any claim against any Borrower or any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by any Borrower of any representation or covenant in this ARTICLE 13.

          13.6 TESTING. After the occurrence of a Default or an Event of Default and during the continuance thereof, Agent shall have the right from time to time to designate such persons ("ENVIRONMENTAL CONSULTANTS") as Agent may select to visit, inspect, examine and test all properties owned or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to any Lender if Lender has a reasonable basis to suspect such non-compliance, actual or potential claim, and/or such condition. Subject to the limitations set forth in the first sentence of this paragraph, each Borrower will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Subject to the limitations set forth in the first sentence of this paragraph, each Borrower will supply, and will cause all Environmental Affiliates to supply, Agent or the Environmental Consultants with all non-privileged information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Lender or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

     The cost of such visits, inspections, examination and tests shall be borne by Borrowers. In the event Agent or any Lender pays such costs, such sums shall be at once repayable by Borrowers and all sums so advanced or paid by Agent or any Lender, shall become part of the Obligations. Notwithstanding the foregoing, neither Agent nor any Lender shall have any obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements. Upon request from Borrowers, Agent shall, after receipt by Agent, deliver complete copies of all findings, tests/sampling results and reports, regarding the activities undertaken by or on behalf of or at the request of Agent at the properties. Agent agrees to cause any Environmental Consultant prior to accessing any of Borrowers' properties to maintain commercial general liability insurance against all claims for bodily injury, death or property damage resulting from activities described in this
ARTICLE 13 in form, content and amount acceptable to Agent in its reasonable discretion and consistent with industry standards for such parties.

          13.7 SURVIVAL. The representations and covenants of Borrowers contained in this ARTICLE 13, including without limitation the indemnification obligation of Borrowers, shall survive the occurrence of any event whatsoever, including the payment of the Lender Indebtedness or any investigation by or knowledge of Agent or any Lender.

          13.8 DEFINITIONS. For purposes of the foregoing:

               (a) "ENVIRONMENTAL AFFILIATE" means each Borrower and any other Person for whom any Borrower at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of any Borrower or such Person to comply with all applicable Environmental Requirements (as defined herein).

               (b) "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, or which, to the best of each Borrower's knowledge, is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

               (c) "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees or common law doctrines, relating to
(i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

               (d) "SPECIAL MATERIALS" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls in regulated concentrations exceeding 50 ppm, non-naturally occurring radon, urea formaldehyde and lead-containing materials, except to the extent that the same are being used in the ordinary course of business by Borrowers and in compliance with all applicable Environmental Requirements.

     14. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT. The obligation of (a) Agent or Lenders to make the initial Advance or (b) Agent to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions on or before the Closing Date. All of such agreements, documents and other items must be in form, content and all other respects satisfactory to Agent.

          14.1 SEARCHES. Agent shall have received copies of record searches (including Uniform Commercial Code financing statement searches and judgments, suits, tax and other lien searches) together with all such termination statements and releases as Agent shall require with regard to any Liens set forth on any such searches.

          14.2 LOAN DOCUMENTS. Agent shall have received duly executed copies of this Agreement and the other Loan Documents, including without limitation, the Notes and the Stock Pledges, together with such additional documents, instruments and certificates as Agent shall require in connection therewith from time to time.

          14.3 RESOLUTIONS, ETC. Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of each Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which each Borrower, respectively is a party, authorizing specific officers of each Borrower to execute the same, and attesting as to the true signatures of each such officer who executes a Loan Document.

          14.4 GOVERNING DOCUMENTS. Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of each Borrower.

          14.5 GOOD STANDING. Agent shall have received a certificate of status with respect to each Borrower, dated within thirty (30) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Borrower, which certificate shall indicate that each Borrower is in good standing in such jurisdiction.

          14.6 FOREIGN QUALIFICATION. Agent shall have received certificates of status with respect to each Borrower, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of each jurisdiction in which such Borrower is required to be qualified or licensed, other than jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to cause a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions.

          14.7 INSURANCE. Agent shall have received evidence of insurance as is required by SECTION 9.5.

          14.8 OPINIONS. Agent shall have received opinions of Borrowers' counsel and other parties covering such matters incident to the transactions contemplated by this Agreement, including without limitation, the opinion of local counsel in Switzerland with respect to the Stock Pledge solely as it relates to that certain stock pledge agreement executed by KTIC in favor of Agent evidencing the pledge by KTIC to Agent for the benefit of the Lenders of 65% of its stock ownership interest in K-Tron (Schweiz) AG (a Switzerland company).

          14.9 NO CHANGES. No Material Adverse Change shall have occurred since June 30, 2006.

          14.10 NO LITIGATION. No pending or threatened litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against any Borrower (a) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the opinion of Agent, is deemed material, or (b) which if adversely determined, could reasonably be expected to result in a Material Adverse Change, and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated herein shall have been issued by any governmental body.

          14.11 FINANCIAL REPORTING. Agent shall have received (i) the audited consolidated financial statements of KTI and its Subsidiaries for the fiscal year ended December 31, 2005, (ii) the most recent unaudited consolidated and consolidating quarterly and annual financial statements of KTI and it Subsidiaries, and (iii) projections of the consolidated and consolidating financial statements of KTI and its Subsidiaries for the 2007 fiscal year.


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

          14.12 ADDITIONAL INFORMATION. Agent shall have received all financial, business, and other information regarding Borrowers as Agent shall have requested and the results of which shall be satisfactory in form and substance to Lenders.

          14.13 DUE DILIGENCE. Agent shall have completed a due diligence investigation of Borrowers in scope, and with results, satisfactory to the Agent.

          14.14 CAPITALIZATION. Agent and Lenders shall have approved the organizational and legal structure and capitalization of Borrowers (including without limitation the terms and conditions of the Governing Documents of and each class of Equity Interests in each Borrower, and of each agreement or instrument relating to such structure or capitalization).

          14.15 EXISTING INDEBTEDNESS. Agent shall have received evidence satisfactory to it that all existing Indebtedness (other than as permitted by SECTION 10.2 herein) shall have been paid in full, or shall, concurrently with the initial Advance under the Revolving Credit Facility be paid in full.

          14.16 FEES. Agent shall have received payment of all fees and expenses of Agent and Lenders (including without limitation, attorney's fees and expenses subject to SECTION 17.9) on or prior to the Closing Date pursuant to this Agreement.

          14.17 LICENSES; PERMITS. Agent shall have received any and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign necessary to permit the effectuation of the transactions contemplated by this Agreement and the other Loan Documents (without imposition of any conditions that are not acceptable to Agent or Lenders).

          14.18 MISCELLANEOUS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded.

          14.19 NON-WAIVER OF RIGHTS. By completing the closing hereunder, or by making advances hereunder, the Lender Group does not thereby waive a breach of any warranty or representation made by any Borrower hereunder or any agreement, document, or instrument delivered to Agent or any Lender or otherwise referred to herein, and any claims and rights of the Lender Group resulting from any breach or misrepresentation by any Borrower are specifically reserved by Agent.

     15. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. In addition to, but not in limitation of, any other conditions set forth in this Agreement, the obligation of (a) Agent or any Lender to make any Advance, or (b) Agent to issue any Letter of Credit is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:


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

          15.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          15.2 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; provided however, that Agent in its sole discretion, may continue to make Advances notwithstanding the existence of a Default or an Event of Default and that any Advances so made shall not be deemed a waiver of any such Default or Event of Default; and

          15.3 NO INJUNCTION OR ORDER. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, the Lender Group, or any of their Affiliates.

          15.4 MAXIMUM REVOLVING CREDIT FACILITY AMOUNT. The sum of the then existing Revolving Credit Facility Usage plus such requested Advance or Letter or Credit issuance does not exceed the Maximum Revolving Credit Facility Amount.

     16. CONDITIONS PRECEDENT TO MAKING REVOLVING CREDIT LOANS FOR PERMITTED ACQUISITIONS. The Agent and Lenders shall not be obligated to make any Revolving Credit Loan under this Agreement for a Permitted Acquisition unless the (a) Agent has consented to such Permitted Acquisition pursuant to clause (ii) of the definition of such term or (b) Agent shall have received the following, all in form and substance satisfactory to the Agent:

          16.1 Receipt by the Agent from KTI of a written request to fund an Advance for such Permitted Acquisition at least ten (10) calendar days in advance of the requested funding date, setting forth the date and amount of the requested Advance, which shall be at least thirty (30) Business Days prior to the expiration of the Contract Period, together with copies of the proposed Permitted Acquisition Agreement (or then current draft thereof) relating to such Permitted Acquisition and all schedules, appendices, exhibits, amendments, modifications and supplements thereto then available;

          16.2 Receipt by the Agent of all subordination agreements reasonably required by the Agent in connection with the Permitted Acquisition, in form and substance satisfactory to the Agent;

          16.3 Evidence that the business of the target of the Permitted Acquisition is related to the Business;


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

          16.4 Evidence that the target of the Permitted Acquisition has generated a positive EBITDA calculated on a pro forma adjusted basis for the trailing twelve (12) month period prior to the consummation of such acquisition, which trailing twelve (12) month EBITDA shall be agreed upon by Borrowers and Agent;

          16.5 Evidence that Borrowers will be in compliance with the financial covenants set forth in ARTICLE 11 after the consummation of such Permitted Acquisition on a pro-forma basis;

          16.6 Evidence that immediately after the consummation of such Permitted Acquisition, the Borrowers will have the availability to request Revolving Loan Advances in an amount not less than $5,000,000; and

          16.7 The total cash consideration paid for any and all Permitted Acquisitions will not exceed $15,000,000 in any twelve (12) month period (provided however, such $15,000,000 limitation will exclude up to an amount not to exceed $15,000,000 of stock or other equity consideration paid by any Borrower to the seller as partial payment of the purchase price payable under such Permitted Acquisition); provided that, an amount not to exceed 50% of any unused portion of such total cash consideration limitation may be carried over by Borrowers for an additional twelve (12) month period on a non-cumulative basis.

     17. DEFAULT AND REMEDIES.

          17.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

               (a) The failure of Borrowers to pay when due and payable or when declared due and payable, any portion of the Obligations, whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees, costs, indemnities, or other amounts constituting Obligations);

               (b) The failure of any Borrower to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in ARTICLES 10 OR 11 OR SECTIONS 9.3(C), 9.5, 9.6, 9.8, 9.9, 9.12 AND 9.14 of this Agreement;

               (c) The failure of any Borrower to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and the Lender Group or Citizens other than those specifically set forth in this SECTION 17.1 and the continuation of the same for thirty (30) days after Agent shall have provided Borrowers with written notice thereof;

               (d) The failure of Borrowers to pay any Indebtedness for borrowed money due in an amount in excess of $1,000,000 to any third Person or the existence of any


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

other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding any Borrower relating to Indebtedness in excess of $1,000,000, after the expiration of any notice and/or grace periods permitted in such documents, which event of default entitles such third Person to cause such Indebtedness to become due prior to the stated maturity thereof;

               (e) The failure of any Borrower to pay or perform any other obligation to any Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents, which failure could be reasonably expected to cause a Material Adverse Change;

               (f) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of its property or approving a petition seeking reorganization or other similar relief under the Bankruptcy Code or other similar laws of the United States or any state or any other competent jurisdiction;

               (g) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, debt moratorium or receivership law is filed by or against any Borrower and, if such proceeding was involuntary, such proceeding remains undismissed, undischarged or unbonded for a period of forty-five (45) days, or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

               (h) The termination or suspension of any Borrower's present business, which termination or suspension could reasonably be expected to cause a Material Adverse Change;

               (i) Any Borrower becomes unable to meet its debts as they mature, or the admission in writing by any Borrower to such effect, or any Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure or moratorium;

               (j) The entry of a final judgment for the payment of money in an amount in excess of $1,000,000 and not covered by insurance against any Borrower which, within thirty (30) days after such entry, shall not have been discharged or execution thereof stayed or bonded pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay or bond;

               (k) Any representation or warranty of any Borrower in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;


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

               (l) Any Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

               (m) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Borrower from conducting all or any material part of its business and which restriction could reasonably be expected to result in a Material Adverse Change;

               (n) A breach by any Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Borrower and any other Person where such breach could reasonably be expected to result in a Material Adverse Change;

               (o) A Material Adverse Change occurs;

               (p) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Borrower for more than thirty (30) consecutive days and resulting in a Material Adverse Change;

               (q) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Borrower, which loss, suspension, revocation or failure to renew would result in a Material Adverse Change;

               (r) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Borrower, or any Borrower denies that it has any or any further liability or obligation hereunder or thereunder;

               (s) A Reportable Event shall occur which Agent, in its sole discretion, shall determine constitutes grounds for the termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee for any Pension Plan, or any Pension;

               (t) A Change of Control occurs;

               (u) Any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's complete or partial withdrawal from such Plan; or

               (v) Any Borrower shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any material property or assets of such Borrower.


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

          17.2 REMEDIES. After the occurrence and during the continuance of an Event of Default, Agent may (and if directed by the Required Lenders shall), at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

               (a) Declare the entire unpaid principal of the Loans, all other Obligations (including without limitations all contingent reimbursement obligations under any Letters of Credit), or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Lenders hereunder or under any other Loan Document otherwise arising immediately due and payable;

               (b) Cease advancing money, issuing Letters of Credit or otherwise extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

               (c) Convert any Loans earning interest at LIBOR Rate plus Applicable Margin to Loans earning interest at the Prime Rate plus Applicable Margin and require Borrowers to indemnify each Lender against any loss, cost or expense which such Lender has sustained or incurred as a consequence of such conversion in accordance with SECTION 5.8;

               (d) Charge interest at the Default Rate;

               (e) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Agent or Lenders, but without affecting the Obligations;

               (f) Hold, as cash collateral, any and all balances and deposits of Borrowers held by the Lender Group, and any amounts received in the Operating Account, to secure the full and final repayment of all of the Obligations; and/or

               (g) Exercise each and every right and remedy granted to it under the Loan Documents and under any other applicable law or at equity.

     If an Event of Default occurs under SECTIONS 17.1(F) OR (G), all of the Obligations shall become immediately due and payable.

          17.3 SET-OFF. Without limiting the rights of each member of the Lender Group under applicable law, each Borrower grants to each member of the Lender Group and agrees that each member of the Lender Group may without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of any Obligations (within the meaning of Section 9-620 of the Uniform Commercial Code), at any time and from time to time following the occurrence and during the continuance of an Event of Default, exercise a right of set-off, a lien against and a security interest in all property of Borrowers now or at any time in such member of the Lender Group's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or


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

any other account with any member of the Lender Group, including Deposit Accounts, as security for the Obligations. At any time and from time to time following the occurrence and during the continuance of an Event of Default, any member of the Lender Group may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such member of the Lender Group to or for the credit of any Borrower against any or all of the Obligations.

          17.4 TURNOVER OF PROPERTY HELD BY LENDER. Each Borrower irrevocably authorizes any Affiliate of any member of Lender Group, following the occurrence and during the continuance of an Event of Default, at the request of any member of the Lender Group and without further notice, to turn over to Agent any property of any Borrower held by such Affiliate, including without limitation, funds and securities for any Borrower's account and to debit, for the benefit of the Lender Group, any Deposit Account maintained by any Borrower with such Affiliate (even if such Deposit Account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Agent up to the amount of the Obligations, and to pay or transfer such amount or property to Agent (for the pro-rata benefit of the Lender Group) for application to the Obligations.

          17.5 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Agent or any Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by Agent or any Lender shall preclude further or other exercise thereof. No course of dealing between Agent or any Lender and any Borrower shall operate as or be deemed to constitute a waiver of Agent's or any Lender's rights under the Loan Documents or affect the duties or obligations of Borrowers.

          17.6 REMEDIES CUMULATIVE. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Agent's or any Lender's favor at law or in equity.

          17.7 CONSENTS, APPROVALS AND DISCRETION. Except as otherwise expressly provided herein, whenever Agent's or any Lender's consent or approval is required or permitted or any documents are required to be acceptable to Agent or any Lender, such consent, approval or acceptability shall be at the sole and absolute discretion of Agent or such Lender. Except as otherwise expressly provided herein, whenever any determination or act is at Agent's or any Lender's discretion, such determination or act shall be at Agent's or such Lender's sole and absolute discretion.


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

          17.8 CERTAIN FEES, COSTS, EXPENSE EXPENDITURES. Each Borrower agrees to pay on demand the following cost and expenses of the Lender Group (the "LENDER GROUP EXPENSES"):

               (a) all out-of-pocket costs, expenses and fees (including reasonable attorneys' fees and other legal costs, expenses and charges) incurred or paid by (i) Agent in connection with advising, structuring, drafting, preparing, reviewing, negotiating the Loan Documents or any waivers, consents, amendments, extensions, modifications or restatements related thereto; (ii) any member of the Lender Group in connection with enforcing, protecting, preserving, defending or terminating any of the Loan Documents or any of the Lender Group's rights and remedies related thereto, irrespective of whether suit is brought (including without limitation, all costs and expenses and attorneys' fees related to any "workout," "restructuring," insolvency or similar proceeding involving any Borrower); and (iii) any member of the Lender Group in connection with negotiations regarding or the defense or prosecution of any legal proceedings involving, any claim (including third-party claims) made or threatened against any member of the Lender Group related to or involving the Loan Documents, the transactions contemplated under the Loan Documents or any actions taken pursuant to the Loan Documents by the Lender Group;

               (b) all out-of-pocket costs, expenses and fees incurred or paid by Agent for administering the Loan Documents, including photocopying; notarization; couriers; messengers; telecommunications; public record searches (including without limitation, real estate, tax lien, litigation, UCC, bankruptcy, patent, trademark, copyright or motor vehicle department searches); filing; recording; publication; environmental audits; and accounting or other professional advisors;

               (c) all out-of-pocket costs, expenses and fees incurred or paid by any member of the Lender Group in connection with the disbursement of funds under the Loan Documents (by wire transfer or otherwise); the dishonoring of checks, drafts or other items of payment; correction or cure of any Default or Event of Default or enforcement of the Loan Documents; or exercising any rights or remedies under the Loan Documents; and

               (d) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to any member of the Lender Group may become subject as the result of delay in paying or omission to pay such taxes.

     In the event any Borrower shall fail to pay taxes, insurance, assessments, fees, costs or expenses which it is required to pay hereunder, Agent in its sole discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Obligations.


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

     With respect to any amount required to be paid by Borrowers under this Section, in the event Borrowers fail to pay such amount on demand, at Agent's option, all of said amounts required to be paid by Borrowers, may be charged by Agent as a Prime Rate Loan and Borrowers shall also pay to Agent interest thereon at the Default Rate. Each Lender shall reimburse Agent for such Lender's Pro-Rata Share of such Loan in accordance with the terms of SECTION 5.1. If any Lender fails to reimburse Agent for such Lender's Pro Rata Share, such Lender shall be deemed a Defaulting Lender or be subject to the Defaulting Lender provisions set forth in SECTION 5.1(A)(VII)(A).

     Notwithstanding the foregoing, Agent agrees that Borrowers will not be obligated to pay to Agent or any Lender an amount in excess of $50,000 for attorneys' fees incurred or paid by Agent or any member of the Lender Group in connection with advising, structuring, drafting, preparing, reviewing and/or negotiating the Loan Documents for any period up to and including the Closing Date.

     18. REGARDING AGENT.

          18.1 APPOINTMENT. Each Lender hereby designates Citizens to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agent or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the other Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

          18.2 NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or in any other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other

Loan Documents or for any failure of any Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Loans to Borrowers shall be mechanical and administrative in nature and shall be performed by Agent with the same care and skill as it would exercise in its capacity as agent when dealing with loans of similar size and complexity for other lenders; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

          18.3 LACK OF RELIANCE ON AGENT AND RESIGNATION.

               (a) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrowers. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by Borrowers pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Loan Documents, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

               (b) Agent may resign upon written notice to each of Lenders and Borrowing Agent. The Required Lenders will promptly designate a successor Agent which in the absence of an Event of Default shall be reasonably satisfactory to Borrowers. Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment. Effective upon its resignation the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this SECTION 18.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          18.4 CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or


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

taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          18.5 RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, order or other document or telephone message believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

          18.6 NOTICE OF DEFAULT. Except as specifically set forth in this
SECTION 18.6, Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the other Loan Documents, unless Agent has received written notice from a Lender or from a Borrower or Borrowing Agent referring to this Agreement or the other Loan Documents, describing such Default or Event of Default. In the event that Agent receives such a notice, or to the extent that Agent shall otherwise have actual knowledge that an Event of Default has occurred, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders. Agent shall, upon the taking of any such action(s), provide Lenders with notice (which may be by telephone) of the same.

          18.7 INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify Agent according to its Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct.

          18.8 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower ("OTHER TRANSACTIONS") as if it were not performing the duties specified herein and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

          18.9 BORROWERS' UNDERTAKING TO AGENT. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrowers' obligations to make payments for the account of the Lender Group or the relevant one or more of them pursuant to this Agreement.

     19. INDEMNIFICATION AND OTHER PROVISIONS.

          19.1 INDEMNIFICATION. Each Borrower agrees to indemnify and hold harmless, the Lender Group, their Affiliates and their officers, directors, shareholders, employees and agents (collectively, the "INDEMNIFIED PARTIES"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation reasonable attorney's fees and costs, settlement costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Loan Documents, including without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents, or any other Event of Default; (b) the use by Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) any Borrower or any of its Affiliates by any other Person, or (ii) any Indemnified Party by any Borrower in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, no Borrower shall be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the willful misconduct, gross negligence or unlawful actions of such Indemnified Party. Any amount payable to the Lender Group under this Section will bear interest at the Default Rate from the due date until paid.

          Borrowers' obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

          19.2 TIME IS OF THE ESSENCE. Time is of the essence in Borrowers' performance of their obligations under the Loan Documents.

     20. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by electronic mail or facsimile with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

          To Borrowers:

             K-Tron International, Inc.
             Route 55 & 553
             P.O. Box 888
             Pitman, New Jersey  08071-0888
             Attention: Chief Financial Officer

          With a copy to (for informational purposes only):

             Morgan, Lewis & Bockius LLP
             1701 Market Street
             Philadelphia, PA  19103
             Attention: Michael J. Pedrick, Esquire
             Email: MPedrick@morganlewis.com

          To  Agent:

             Citizens Bank of Pennsylvania
             2001 Market Street, Suit 600
             Philadelphia, PA   19103
             Attention: Derrick R. Davis, Senior Vice President
             Telephone: (267) 671-1723
             Telecopier: (215) 751-1516
             E-Mail: derrick.davis@citizensbank.com

ALL "PAYMENT IN FULL" CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO AGENT ONLY TO THE ABOVE ADDRESS. Agent will endeavor to provide to Borrowers and its counsel electronic mail copies of any notices hereunder, but the failure to do so will not result in any liability or obligation of Agent to Borrowers.

     21. WAIVERS.

          21.1 WAIVERS. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY ANY MEMBER OF THE LENDER GROUP IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EACH BORROWER WAIVES:

               (a) ALL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;

               (b) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;

               (c) ALL RIGHTS TO INQUISITION ON ANY REAL ESTATE, WHICH REAL ESTATE MAY BE LEVIED UPON PURSUANT TO A JUDGMENT OBTAINED UNDER ANY OF THE LOAN DOCUMENTS AND SOLD UPON ANY WRIT OF EXECUTION ISSUED THEREON IN WHOLE OR IN PART, IN ANY ORDER DESIRED BY AGENT;

               (d) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS, INCLUDING THE NOTES; AND

               (e) ANY REQUIREMENT FOR BONDS, SECURITY OR SURETIES REQUIRED BY STATUTE, COURT RULE OR OTHERWISE.

     22. SUBMISSION TO JURISDICTION. Each Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and each Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it and consents that all such service of process be made by mail or messenger directed to it at the address set forth in SECTION 20. Nothing contained in this Section shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

     23. SALE AND ASSIGNMENT.

          23.1 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

               (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Notes and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

               (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "TRANSFEREE"). Each Lender shall provide written notice to Agent and Borrowing Agent of any sales of participating interests made by each Lender. In the event of any such sale by a Lender of participating interests to a Transferee, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that no Borrower shall be required to perform any of its obligations under any Loan Documents (including, without limitation, any payment obligations) to, or take any direction from, any Transferee and in no event shall any Borrower be required to pay to Agent, any Lender or any other Person for the benefit of any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Loans or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Loans hereunder or other Obligations payable hereunder and in no event shall any Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Loans. No such participation shall create a direct contractual relationship between any Borrower and any such Transferee, and no Transferee shall be given (i) the right to instruct the Lender to take or to refrain from taking any action hereunder, or (ii) any voting rights hereunder (other than for reductions or postponements of any amounts constituting principal or interest on any Loans payable hereunder).

               (c) Any Lender may sell, assign or transfer its rights under this Agreement and the other Loan Documents to one or more additional banks or financial institutions reasonably acceptable to Agent and Borrowers, and one or more additional banks or financial institutions may commit to make Loans hereunder (each a "PURCHASING LENDER"); provided however that Borrowers shall have no right to approve a Purchasing Lender following the occurrence and during the continuance of a Default or an Event of Default, pursuant to a Commitment Transfer Supplement in form substantially similar to that set forth on EXHIBIT B hereto (each, a "COMMITMENT TRANSFER SUPPLEMENT"), executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided however that any transfer of less than all of any Lender's rights hereunder or any transfer to a Person who is not a Lender hereunder shall be in minimum amounts of not less than $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose (it being understood that all outstanding obligations of the transferor Lender shall either be satisfied by such transferor Lender or assumed by the Purchasing Lender). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender in accordance with the terms of this SECTION 23.1(C) of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrowers shall, to the extent reasonable, execute and deliver such further documents and do such further reasonable acts and things in order to effectuate the foregoing.

               (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $5,000 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

               (e) Each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrowers.

               (f) Each Borrower agrees to take all actions that Agent may reasonably request in attempting to sell, transfer or assign any of its rights or interest under this Agreement. Such actions include, but are not limited to,
(a) Borrowers causing senior management and representatives of Borrowers to be available to participate in information meetings with prospective Purchasing Lenders at such times and places as Agent may reasonably request, and (b) Borrowers providing Agent with all information reasonably requested by Agent in order to accomplish such sale, transfer or assignment.

               (g) In addition to the foregoing provisions, any Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents (including any portion of any Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12, U.S.C.
Section 341. No such pledge or assignment or enforcement thereof shall release any Lender from its obligations under any of the Loan Documents or substituting any such assignee for such Lender as a party hereto.

     24. BORROWING AGENCY.

          24.1 BORROWING AGENCY PROVISIONS.

               (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

               (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this SECTION 24.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

               (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or the lack thereof.

          24.2 SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement , indemnity, exoneration, contribution of any other claim which such

Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property, arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

     25. MISCELLANEOUS.

          25.1 MODIFICATION OF AGREEMENT.

               (a) The Required Lenders and Borrowers may, subject to the provisions of this SECTION 25.1, from time to time enter into written supplemental agreements to this Agreement or the other Loan Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Default or Event of Default thereunder, but only to the extent specified in such written agreements; provided however, that no such supplemental agreement shall without the consent of Agent and the Lender Group (i) increase the Commitment Percentage of any Lender, (ii) extend the final maturity of any Note or any scheduled due date under SECTION 2.1 hereof, or decrease the rate of interest or reduce any fee payable by any Borrower to any such Lender pursuant to this Agreement, (iii) alter the definition of the term Required Lenders or alter, amend or modify this SECTION 25.1, (iv) change the rights and duties of Agent, (v) increase the Loans; or (vi) release any Borrower from any of its obligations hereunder or under any of the other Loan Documents.

               (b) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right resulting from such subsequent Event of Default.

          25.2 BROKERS. The transaction contemplated hereunder was brought about and entered into by the Lender Group and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Each Borrower represents to the Lender Group that no Borrower has committed the Lender Group to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against the Lender Group by any broker, finder or agent or any other Person, each Borrower agrees to indemnify, defend and hold the Lender Group harmless against any such claim, at Borrowers' own cost and expense, including the Lender Group's attorneys' fees. Each Borrower further agrees that until any such claim or demand is adjudicated in the Lender Group's favor, the amount claimed and/or demanded shall be deemed part of the Obligations.


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

          25.3 USE OF AGENT'S OR LENDER'S NAME. No Borrower shall use the name of any member of the Lender Group or the name of any Affiliate of any member of the Lender Group in connection with any of their business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in their dealings with any governmental agency.

          25.4 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize any Borrower to make any contract on behalf of the Lender Group, nor shall this Agreement be construed as creating a partnership, joint venture or making the Lender Group an investor in any Borrower.

          25.5 SURVIVAL. All covenants, agreements, representations and warranties made by any Borrower in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by the Lender Group or on their behalf and the making by the Lender Group of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

          25.6 NO ASSIGNMENT. No Borrower may assign any of its rights hereunder without the prior written consent of Agent.

          25.7 PUBLICITY. Agent may use its discretion in disclosing the fact, but not the terms and conditions, of the financing under this Agreement to any public forum including, without limitations, "tombstone" announcements in the print media whether individually or part of a general advertisement.

          25.8 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          25.9 SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

          25.10 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

          25.11 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

          25.12 LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

          25.13 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Lender Group's rights, powers and remedies. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

          25.14 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

          25.15 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          25.16 COUNTERPARTS. The Loan Documents and any notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of a manually executed counterpart of such Loan Document.

          25.17 JOINT AND SEVERAL. The obligations of Borrowers under this Agreement shall be joint and several obligations.

          25.18 LIMITATION ON DAMAGES. Each Borrower and the Lender Group agree that, in any action, suit or proceeding, in respect of or arising out of this Agreement, the Loan Documents or the transactions contemplated hereunder, each mutually waives to the fullest extent permitted by law, any claim for consequential, punitive or special damages.

          25.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH BORROWER AND THE LENDER GROUP WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH BORROWER AND


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

THE LENDER GROUP AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND THE LENDER GROUP TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

                                        BORROWERS:

                                        K-TRON INTERNATIONAL, INC.


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Senior Vice President and
                                               Chief Financial Officer
                                               ---------------------------------


                                        K-TRON INVESTMENT CO.


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        K-TRON TECHNOLOGIES, INC.


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        K-TRON AMERICA, INC.


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        GUNDLACH EQUIPMENT CORPORATION


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------

                                        PENNSYLVANIA CRUSHER CORPORATION


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


                                        JEFFREY SPECIALTY EQUIPMENT CORPORATION


                                        By: /s/ Ronald R. Remick
                                            ------------------------------------
                                        Name: Ronald R. Remick
                                              ----------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------

                                        LENDERS:

                                        CITIZENS BANK OF PENNSYLVANIA


                                        By: /s/ Derrick R. Davis
                                            ------------------------------------
                                        Name: Derrick R. Davis
                                        Title: Senior Vice President

                                        Commitment Percentage -
                                        Revolving Credit Facility: 100%
                                        Amount: $50,000,000


                                        AGENT:

                                        CITIZENS BANK OF PENNSYLVANIA


                                        By: /s/ Derrick R. Davis
                                            ------------------------------------
                                        Name: Derrick R. Davis
                                        Title: Senior Vice President